                                                                     Exhibit 4.2

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                             BAS SECURITIZATION LLC

                                     Seller,

                    [______________________________________]

                                    Servicer

                                       and

                    [______________________________________]

                                     Trustee

                            on behalf of the Holders

      _____________________________________________________________________
                     FORM OF POOLING AND SERVICING AGREEMENT

                         Dated as of ________ __, 200[_]

                      [______________________] TRUST 200[_]

                    ____% Asset Backed Certificates, Class A

                    ____% Asset Backed Certificates, Class B

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   Section 2.3     Representations and Warranties as to the Receivables

   Section 3.11    Assessments of Servicing Compliance; Registered Public
                   Accounting Firm Attestation Reports........................31
   Section 3.12    Access to Certain Documentation and Information

                                       -i-

                                   (continued)

                                                                            PAGE
                                                                            ----

   Section 6.3     Merger or Consolidation of Seller; Assumption of the

                                      -ii-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 7.3     Merger or Consolidation of Servicer; Assumption of the

   Section 9.12    Merger or Consolidation of Trustee; Assumption of

                                      -iii-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 9.16    Tax Returns................................................68
   Section 9.17    Trustee May Enforce Claims Without Possession of

   Section 11.2    Additional Representations and Warranties of the

   Section 12.14   Regulation AB Compliance; Intent of Parties;
                   Reasonableness.............................................76

                                      -iv-

SCHEDULE

SCHEDULE A LOCATION OF RECEIVABLE FILES
SCHEDULE B SCHEDULE OF RECEIVABLES

EXHIBITS

EXHIBIT A    FORM OF CLASS A CERTIFICATE
EXHIBIT B    FORM OF CLASS B CERTIFICATE
EXHIBIT C    FORM OF SERVICER'S REPORT
EXHIBIT D    FORM OF SERVICER CERTIFICATION
EXHIBIT E    FORM OF TRUSTEE'S CERTIFICATION
EXHIBIT F    SERVICING CRITERIA
EXHIBIT G-1  ADDITIONAL FORM 10-D INFORMATION
EXHIBIT G-2  ADDITIONAL FORM 10-K INFORMATION
EXHIBIT G-3  FORM 8-K INFORMATION

                                        1

     POOLING AND SERVICING AGREEMENT dated as of ____________, 200[_], between
BAS SECURITIZATION LLC, a Delaware limited liability company, as Seller,
[_________________________________], a [________], as Servicer, and __________,
a ______________________ corporation, as Trustee hereunder.

     In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. Whenever used in this Agreement, the following capitalized words and phrases, unless the context otherwise requires, have the following meanings:

     "Accounts" means collectively the Collection Account, the Class A
Distribution Account, the Class B Distribution Account and the Payahead Account.

     "Account Property" means all amounts and investments held from time to time in any Account or the Reserve Account, as the case may be (whether in the form of deposit accounts, instruments, certificated securities, book entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Actuarial Receivable" means a Receivable that provides for (i)
amortization of the loan over a series of fixed level payment monthly installments and (ii) each monthly installment, including the monthly installment representing the final payment on the Receivable, to consist of an amount of interest equal to 1/12 of the Contract Rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

     "Acquired Receivable" means a Receivable acquired by a the Transferor through a bulk purchase of Receivables or the acquisition of a financial institution that owned the Receivable.

     "Additional Form 10-D Information" is defined in Section 3.13(b).

     "Additional Form 10-K Information" is defined in Section 3.13(c).

     "Additional Servicer" is defined in Section 7.8.

     "Additional Servicing" means, for each Distribution Date, an amount equal to the lesser of (i) the amount by which (A) the aggregate amount of the
Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates and (ii) the amount, if any, by which (A) the sum of Available Interest and Available Principal for such Distribution Date exceed
(B) the sum, without duplication of (x) the Servicing Fee paid on such
Distribution Date with respect to the related Collection Period and any accrued and unpaid Servicing Fee for prior Collection Periods, (y) all amounts required to be distributed to the Holders on such Distribution Date and (z) the amount, if any, deposited in the Reserve Account on such Distribution Date.

     "Administration Agreement" means the Administration Agreement dated as of
_______, 200[ ] by and between the Trust, the Administrator, [___________], and the Indenture Trustee as amended, restated and otherwise modified from time to time

                                        2

     "Administrator" means [__________] in its capacity as administrator of the
Trust under the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other
Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

     "Agreement" means this Pooling and Servicing Agreement, including its schedules and exhibits, as amended, modified or supplemented from time to time.

     "Authorized Officer" means any officer within the Corporate Trust Office of
Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Available Interest" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (a) that portion of the
Collections on the Receivables received during the such Collection Period that is allocable to interest in accordance with Servicer's customary servicing procedures, (b) all Liquidation Proceeds received during the related Collection
Period and (c) the Purchase Amounts, to the extent allocable to accrued interest, of all Receivables that are purchased by Servicer as of the last day of the related Collection Period. "Available Interest" for any Distribution Date
shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Available Principal" means, for any Distribution Date the sum of the following amounts with respect to the related Collection Period: (a) that portion of all Collections on the Receivables received during such Collection
Period that is allocable to principal in accordance with Servicer's customary servicing procedures; and (b) the Purchase Amounts, to the extent attributable to principal, of all Receivables purchased by Servicer as of the last day of the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Available Reserve Amount" is defined in Section 4.6.

     "Book Entry Certificate" means beneficial interests in the definitive
Certificates described in Section 5.8, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a
Clearing Agency as described in Section 5.8.

                                        3

     "Business Day" means a day that is not a Saturday or a Sunday and that in the State of North Carolina and the State in which the Corporate Trust Office is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

     "Certificate" means any Class A Certificate or Class B Certificate.

     "Certificate Owner" means, with respect to a Book Entry Certificate, the
Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency).

     "Certificate Register" means the register maintained by Trustee for the registration of Certificates and of transfers and exchanges of Certificates as provided in Section 5.3.

     "Certification" is defined in Section 3.11(d).

     "Class A Certificate" means a certificate executed by Trustee on behalf of the Trust and authenticated by Trustee substantially in the form of Exhibit A.

     "Class A Certificate Balance" means, at any time, the original Class A
Certificate Balance, as reduced by all amounts allocable to principal on the
Class A Certificates distributed to Class A Holders prior to such time.

     "Class A Certificate Rate" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A Distribution Account" means the account established, maintained and designated as the "Class A Distribution Account" pursuant to Section 4.1.

     "Class A Holder" means the Person in whose name a Class A Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Transferor,
Servicer, or any Person actually known to an Authorized Officer of Trustee to be an Affiliate, the Transferor, or Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

     "Class A Interest Carryover Shortfall" means (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution
Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding
Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution
Date, plus 30 days of interest on such excess, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A
Certificate Rate multiplied by the amount of such excess.

                                        4

     "Class A Interest Distributable Amount" means, with respect to any
Distribution Date, the sum of (a) the Class A Monthly Interest for such
Distribution Date and (b) the Class A Interest Carryover Shortfall for such
Distribution Date.

     "Class A Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth (or the actual number of days from and including the
Closing Date to but excluding _____________, 200_ divided by 360, for the initial Distribution Date) of the Class A Certificate Rate multiplied by the
Class A Certificate Balance as of the close of business on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Class A Certificates on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Original Class A Certificate Balance).

     "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection
Period.

     "Class A Percentage" means _____%.

     "Class A Pool Factor" means, with respect to any Distribution Date, the
Class A Certificate Balance as of the close of business on such Distribution
Date (after giving effect to any payments to be made on such Distribution Date)
divided by the Original Class A Certificate Balance, expressed as a seven-digit decimal.

     "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class A Monthly Principal for such
Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution
Date.

     "Class A Principal Distributable Amount" means, with respect to any
Distribution Date, the sum of Class A Monthly Principal for such Distribution
Date and, in the case of any Distribution Date other than the initial
Distribution Date, the Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided that the Class A Principal
Distributable Amount shall not exceed the Class A Certificate Balance prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount shall include, to the extent not included under the preceding sentence, the amount that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution
Account on such Distribution Date and allocable to principal) to reduce the
Class A Certificate Balance to zero.

     "Class B Certificate" means a certificate executed by Trustee on behalf of the Trust and authenticated by Trustee substantially in the form of Exhibit B.

     "Class B Certificate Balance" means, at any time, the Original Class B
Certificate Balance, as reduced by all amounts allocable to principal on the
Class B Certificates distributed to Class B Holders prior to such time.

                                       5

     "Class B Certificate Owner" means, with respect to a Book Entry Certificate representing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the
Clearing Agency, or on the books of a Person maintaining an account with such
Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

     "Class B Certificate Rate" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class B Distribution Account" means the account established, maintained and designated as the "Class B Distribution Account" pursuant to Section 4.1.

     "Class B Holder" means the Person in whose name a Class B Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Transferor,
Servicer, or any Person actually known to an Authorized Officer of Trustee to be an Affiliate of the Transferor or Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

     "Class B Interest Carryover Shortfall" means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution
Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding
Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution
Date, plus 30 days of interest on such excess, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class B
Certificate Rate multiplied by the amount of such excess.

     "Class B Interest Distributable Amount" means, with respect to any
Distribution Date, the sum of (a) the Class B Monthly Interest for such
Distribution Date and (b) the Class B Interest Carryover Shortfall for such
Distribution Date.

     "Class B Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth (or the actual number of days from and including the
Closing Date to but excluding __________, 200_ divided by 360, for the initial
Distribution Date) of the Class B Certificate Rate multiplied by the Class B
Certificate Balance as of the close of business on the immediately preceding
Distribution Date, after giving effect to all payments of principal to the Class
B Certificates on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date).

     "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection
Period.

     "Class B Percentage" means __%.

                                        6

     "Class B Pool Factor" means, with respect to any Distribution Date, the
Class B Certificate Balance as of the close of business on such Distribution
Date (after giving effect to any payments to be made on such Distribution Date)
divided by the Original Class B Certificate Balance, expressed as a seven-digit decimal.

     "Class B Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class B Monthly Principal for such
Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution
Date.

     "Class B Principal Distributable Amount" means, with respect to any
Distribution Date, the sum of Class B Monthly Principal for such Distribution
Date and, in the case of any Distribution Date other than the initial
Distribution Date, the Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided that the Class B Principal
Distributable Amount shall not exceed the Class B Certificate Balance prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount shall include, to the extent not included under the preceding sentence, the amount that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution
Account on such Distribution Date and allocable to principal) to reduce the
Class B Certificate Balance to zero.

     "Clearing Agency" means an organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     "Closing Date" means the date of the initial issuance of the Certificates hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended, and the
Treasury Regulations promulgated thereunder.

     "Collection Account" means the segregated account or accounts established, maintained and designated as the "Collection Account" pursuant to Section 4.1.

     "Collection Period" means, (a) in the case of the initial Collection
Period, the period from [but not including] the Cutoff Date to and including
___________ __, 200[_] and (b) thereafter, each calendar month during the term of this Pooling and Servicing Agreement. With respect to any Determination Date,
Deposit Date or Distribution Date, the "related Collection Period" means the
Collection Period preceding the month in which such Determination Date, Deposit
Date or Distribution Date occurs.

     "Collections" means all collections on the Receivables and any proceeds from Insurance Policies and lender's single interest insurance policies.

     "Commission" means the Securities and Exchange Commission.

                                        7

     "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

     "Corporate Trust Office" means the principal office of Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at ____________,
Attention: ______________, Telephone: _______________, Facsimile:
________________ or at such other address as Trustee may designate from time to time by notice to the Holders, the Transferor, Seller and Servicer, or the
principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Holders, the Transferor, Seller and
Servicer).

     "Custodian" means Servicer in its capacity as agent of the Trustee, as custodian of the Receivable Files and the Transferor acting as agent for
Servicer for the purpose of maintaining custody of the Receivables Files.

     "Cutoff Date" means the [opening] of business on ___________ __, 200__.

     "Cutoff Date Principal Balance" means, with respect to any Receivable, the
Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

     "Dealer" means, with respect to any Receivable, the seller of the related
Financed Vehicle.

     "Dealer Agreement" means an agreement between an Originator and a Dealer pursuant to which such Originator acquires Motor Vehicle Loans from the Dealer or gives such Dealer the right to induce persons to apply to such Originator for loans in connection with the retail sale of Motor Vehicles by such Dealer.

     "Dealer Recourse" means, with respect to any Dealer, any rights and remedies against such Dealer under the related Dealer Agreement (other than with respect to any breach of representation or warranty thereunder) with respect to credit losses on a Receivable secured by a Financed Vehicle sold by such Dealer.

     "Defaulted Receivable" means, with respect to any Collection Period, a
Receivable (other than a Purchased Receivable) which Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided that any Receivable which Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if Servicer fails to deposit the related Purchase
Amount on the related Deposit Date when due.

     "Definitive Certificates" is defined in Section 5.8.

     "Delivery" when used with respect to Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments"
within the meaning of

                                        8

Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to Trustee or its nominee or custodian by physical delivery to
Trustee or its nominee or custodian endorsed to, or registered in the name of,
Trustee or its nominee or custodian or endorsed in blank, and, with respect to a
"certificated security" (as defined in Section 8-102(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, Trustee or its nominee or custodian or endorsed in blank to a
"securities intermediary" (as defined in Section 8-102(4) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee subject to its exclusive control, the sending of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of
Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the
Federal Home Loan Mortgage Corporation or by the Federal National Mortgage
Association that is a book-entry security held through the Federal Reserve
System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and
Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable
Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to Trustee or its nominee or custodian of the purchase by Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to Trustee or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending

                                        9

of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to Trustee or its nominee or custodian.

     "Deposit Date" means, with respect to any Collection Period, the Business
Day preceding the related Distribution Date.

     "Depository Agreement" means the agreement among Seller, Servicer, Trustee and the initial Clearing Agency, dated the Closing Date.

     "Determination Date" with respect to any Collection Period, means the tenth day of the calendar month following such Collection Period (or, if the tenth day is not a Business Day, the next succeeding Business Day).

     "Direct Loan" means motor vehicle promissory notes and security agreements executed by an Obligor in favor of a motor vehicle lender.

     "Distribution Date" means the _____ day of each month (or, if the ___ day is not a Business Day, the next succeeding Business Day), commencing _______ __,
200[_]_.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Eligible Deposit Account" means either (a) a segregated account with an
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United
States of America or any one of the states thereof or the District of Columbia
(or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts (other than the Reserve Account) may be maintained with [____________], or any of its Affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence.

     "Eligible Institution" means a depository institution (which may be
Servicer or any Affiliate of Servicer or Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of
Columbia (or any domestic branch of a foreign bank), which (a) has (i) either a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by S&P and (ii) (A) a short-term senior unsecured debt rating of A-1 or better by S&P and (B) a short-term senior unsecured debt rating of P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the
Rating Agencies and (b) whose deposits are insured by the Federal Deposit
Insurance Corporation. If so qualified, Servicer, any Affiliate of Servicer or
Trustee may be considered an Eligible Institution.

     "Eligible Investments" shall mean any one or more of the following types of investments:

          (d) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                                       10

          (e) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Transferor, Seller,
Trustee or any Affiliate of the Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of
Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause
(a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of A-1+ and from Moody's of P-1;

          (f) commercial paper (including commercial paper of any Affiliate of the Transferor or Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of A-1+ and from Moody's of P-1;

          (g) investments in money market funds (including funds for which
Trustee or any of its Affiliates or any of Seller's or Transferor's Affiliates
is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody's of Aaa;

          (h) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (i) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

          (j) any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating on the Class A Certificates or the Class B Certificates.

     "Eligible Servicer" means a Person which, at the time of its appointment as
Servicer, (a) has a net worth of not less than $50,000,000, (b) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle loans, (c) is legally qualified, and has the capacity, to service the
Receivables, (d) has demonstrated the ability to service a portfolio of motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (e) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

                                       11

     "ERISA" means the Employment Retirement Income Security Act of 1974.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Scheduled Distribution Date" means the _______ __ Distribution Date.

     "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Collection Period during which the Final Scheduled
Distribution Date falls.

     "Financed Vehicle" means, with respect to a Receivable, the Motor Vehicle, together with all accessories and accessions thereto, securing or purporting to secure the indebtedness under such Receivable.

     "Fitch" means Fitch, Inc., or its successor.

     "Form 8-K" is defined in Section 3.13(a).

     "Form 8-K Information" is defined in Section 3.13(e).

     "Form 10-D" is defined in Section 3.13.

     "Form 10-K" is defined in Section 3.13.

     "GAAP" is defined in Section 11.1(c).

     "Holder" means the Person in whose name a Certificate is registered in the
Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any
Certificate registered in the name of the Transferor, Servicer or any Person actually known to an Authorized Officer of Trustee to be an Affiliate of the
Transferor or Servicer, shall not be taken into account in determining whether
11 the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

     "Initial Principal Balance" means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail motor vehicle loans and/or retail installment sales contracts and other fees charged by the Transferor or Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement or retail installment sale contract evidencing and securing such
Receivable.

     "Insurance Policies" means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

     "Lien" means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than liens for taxes not yet due and payable, mechanics' or materialmen's liens and other liens for work, labor or materials, and any other liens that may attach by operation of law.

     "Liquidation Proceeds" means, with respect to any Receivable which has become a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Defaulted Receivable

                                       12

pursuant to the exercise of rights under that Receivable and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a
Financed Vehicle or a deficiency balance recovered after the charge-off of the related Receivable or as a result of any Dealer Recourse) on such Defaulted
Receivable net of any expenses incurred by Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

     "Majority Holders" means Holders of Certificates evidencing [not less than a majority] of the aggregate outstanding principal balance of the Class A
Certificates and the Class B Certificates taken together as a single class.

     "Minimum Specified Reserve Balance" with respect to any Distribution Date means the lesser of (i) $______ and (ii) the aggregate outstanding Class A
Certificate Balance and Class B Certificate Balance (after giving effect to any distributions on the Certificates on such Distribution Date).

     "Moody's" means Moody's Investors Service, Inc.

     "Motor Vehicle" means a new or used automobile or light duty truck.

     "Motor Vehicle Loan" means a Direct Loan or retail installment sales contract secured by a Motor Vehicle originated by the Transferor or another financial institution.

     "Obligor" means, with respect to a Receivable, the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such
Receivable.

     "Officer's Certificate" means a certificate signed by the chairman, the president, any vice president or the treasurer of the Transferor or Servicer, as the case may be, and delivered to Trustee.

     "Opinion of Counsel" means a written opinion of counsel (who may be an employee of the Transferor or Servicer or any of their Affiliates) reasonably acceptable in form to Trustee.

     "Original Certificate Balance" means the sum of the Original Class A
Certificate Balance and the Original Class B Certificate Balance.

     "Original Class A Certificate Balance" means $_________.

     "Original Class B Certificate Balance" means $_________.

     "Original Pool Balance" means the Pool Balance as of the Cutoff Date.

     "Originator" means, with respect to any Direct Loan or retail installment sales contract, the Transferor that was the lender with respect to such Direct
Loan or that acquired such Direct Loan or retail installment sales contract from a Dealer or other Person.

     "Payaheads" means early payments by or on behalf of Obligors on Precomputed
Receivables which, in accordance with the Servicer's customary practices, do not constitute

                                       13

scheduled payments or full prepayments and are applied to principal and interest in a subsequent period.

     "Payahead Account" means the account designated as such, established and maintained pursuant to Section 4.1.

     "Person" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Physical Damage Insurance Policy" means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

     "Physical Property" is defined in paragraph (a) of the definition of
"Delivery".

     "Pool Balance" means, at any time, the aggregate Principal Balance of the
Receivables (excluding Defaulted Receivables) at such time.

     "Pool Factor" means, with respect to any Collection Period, the Pool
Balance as of the last day of such Collection Period divided by the Original
Pool Balance, expressed as a seven-digit decimal.

     "Precomputed Receivable" means (i) an Actuarial Receivable, (ii) a Rule of
78's Receivable or (iii) a Sum of Periodic Balances Receivable.

     "Principal Balance" means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Servicer's customary practices.

     "Purchase Agreement" means each Purchase Agreement dated as of ________ __,
200__ by and between the Transferor and the Seller, as amended, restated or otherwise modified from time to time.

     "Purchase Amount" of any Receivable means, with respect to any Deposit
Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the last day of the preceding Collection Period and (b)
the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such preceding Collection
Period, in each case after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

     "Purchased Receivable" means, at any time, a Motor Vehicle Loan included in the Schedule of Receivables as to which payment of the Purchase Amount has previously been made by the Transferor or Servicer pursuant to this Agreement.

     "Rating Agencies" means Moody's, S&P and Fitch.

                                       14

     "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Transferor Seller, Servicer or
Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating on the Class A Certificates or the Class B Certificates.

     "Realized Losses" means, for any Collection Period, the aggregate Principal
Balances of any Receivables that became Defaulted Receivables during such
Collection Period.

     "Receivable" means each Motor Vehicle Loan described in the Schedule of
Receivables, but excluding (i) Defaulted Receivables to the extent the Principal
Balances thereof have been deposited in the Collection Account and (ii) any
Purchased Receivables.

     "Receivable File" is defined in Section 2.5.

     "Record Date" means, subject to Section 1.4, with respect to any
Distribution Date, the last day of the related Collection Period.

     "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
(January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     "Related Agreements" means the Certificates, the Depository Agreement, the
Purchase Agreement and the underwriting agreement between Seller and the underwriter(s) of the Certificates. The Related Agreements to be executed by any party are referred to herein as "such party's Related Agreements", "its Related
Agreements" or by a similar expression.

     "Relevant Servicing Criteria" is the Servicing Criteria applicable to the various parties, as set forth on Exhibit F attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant
Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Trustee or the
Servicer.

     "Reportable Event" is defined in Section 3.13(e).

     "Required Rating" means a rating with respect to short term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

     "Reserve Account" means the account established, maintained and designated as the "Reserve Account" pursuant to Section 4.6.

     "Reserve Account Initial Deposit" means cash or Eligible Investments having a value of at least $____________.

     "Reserve Account Property" means the Reserve Account, the Reserve Account
Initial Deposit and all proceeds of the Reserve Account and the Reserve Account
Initial Deposit, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account.

     "Rule of 78's Receivable" means a Receivable that provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated Contract Rate for the term of the Receivable and allocated to each

                                       15

monthly payment based upon a fraction, the numerator of which is the number of payments scheduled to have been made prior to the due date for such monthly payments on such Receivable and the denominator of which is the sum of all such numbers of payments to be made until the maturity of such Receivable.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor.

     "Schedule of Receivables" means, with respect to the Motor Vehicle Loans to be conveyed to Seller by the Transferor and to Trustee by Seller, the list identifying such retail Motor Vehicle Loans delivered to Trustee on the Closing
Date.

     "Securities Intermediary" is defined in Section 4.6 of this Agreement.

     "Seller" means BAS Securitization LLC, in its capacity as seller of the
Receivables to the Trust under this Agreement, or any successor pursuant to
Section 6.3.

     "Servicer" means [___________________], in its capacity as servicer of the
Receivables under this Agreement, any successor pursuant to Section 7.3 or any successor Servicer appointed and acting pursuant to Section 8.2.

     "Servicer Termination Event" means an event specified in Section 8.1.

     "Servicer's Report" is defined in Section 3.9.

     "Servicing Criteria" means the "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit F hereto.

     "Servicing Fee" is defined in Section 3.8.

     "Servicing Fee Rate" shall be ___% per annum, calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "Servicing Officer" means any individual involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to
Trustee by Servicer, as such list may be amended from time to time by Servicer in writing.

     "Simple Interest Method" means the method of allocating a fixed level payment monthly installments between principal and interest, pursuant to which such installment is allocated first to accrued and unpaid interest at the
Contract Rate on the unpaid principal balance and the remainder of such installment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                                       16

     "Specified Reserve Account Balance" means, for any Distribution Date, the greater of (a) ___% of the sum of the Class A Certificate Balance plus the Class
B Certificate Balance on such Distribution Date (after giving effect to all payments on the Certificates to be made on or prior to such Distribution Date), and (b) the Minimum Specified Reserve Balance as of such Distribution Date.

     "Sum of Periodic Balances Receivable" means a Receivable that provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated Contract Rate for the term of the Receivable and allocated to each monthly payment based upon a fraction, the numerator of which is the principal balance of such Receivable immediately prior to the due date for such monthly payment and the denominator of which is the sum of all principal balances for each monthly payment to be made until the maturity of such Receivable.

     "Supplemental Servicing Fee" is defined in Section 3.8.

     "Transferor" means [________________________________].

     "Trust" means the trust created by this Agreement which shall be known as
[_________].

     "Trustee" means _________, a ___________, as Trustee under this Agreement and any successor Trustee appointed and acting pursuant to this Agreement.

     "Trust Property" means:

          (a) all right, title and interest of Seller in and to the Receivables, and all moneys received thereon [on or] after the Cutoff Date;

          (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

          (c) the interest of Seller in any proceeds with respect to the
Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender's single interest insurance policy naming the Transferor as an insured;

          (d) rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related
Receivable;

          (e) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (iii) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

                                       17

          (f) all right, title and interest in all funds on deposit from time to time in the Collection Account, the Payahead Account, the Class A Distribution
Account and the Class B Distribution Account (including the Account Property related thereto) and in all investments and proceeds thereof (but excluding all investment income thereon);

          (g) all right, title and interest of Seller under each Purchase
Agreement, including the right of Seller to cause the Transferor to repurchase
Receivables from Seller;

          (h) all right, title and interest of Seller in any instrument or document relating to the Receivables; and

          (i) the proceeds of any and all of the foregoing. Notwithstanding anything to the contrary contained herein, the Trust Property shall not include, and the Trust shall not have any right to, the Reserve Account or any funds actually or deemed to be deposited in such account or any investments therein.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     Section 1.2 Other Interpretative Provisions. For purposes of this
Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this
Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words
"hereof," "herein" and "hereunder" and words of similar import refer to this
Agreement as a whole and not to any particular provision of this Agreement; (d)
references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this
Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 1.3 Calculations. All calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     Section 1.4 References. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Closing Date. All references to the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day. All references herein to the close of business means the close of business, [__________] time.

                                       18

     Section 1.5 Action by or Consent of Holders. Whenever any provision of this
Agreement refers to action to be taken, or consented to, by Holders, such provision shall be deemed to refer to Holders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to, by Holders.

     Section 1.6. Fiscal Year. The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

                               THE TRUST PROPERTY

     Section 2.1 Conveyance of Trust Property. In consideration of Trustee's delivery to Seller or its designee of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Certificate Balance,
Seller hereby sells, transfers, assigns and conveys to Trustee, upon the terms and conditions hereof, in trust for the benefit of the Holders, the Trust
Property, without recourse (except to the extent of the Servicer's obligations under this Agreement and the Related Agreements). The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Trustee, any Holder or any
Certificate Owner of any obligation of the Transferor to the Obligors, the
Dealers or any other Person in connection with the Receivables and the other
Trust Property or any agreement, document or instrument related thereto.

     Section 2.2 Representations and Warranties as to Each Receivable. The
Seller hereby makes the following representations and warranties as to each
Receivable on which Trustee shall rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust
Property to the Trust.

          (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) is a Direct Loan made by an
Originator or has been originated by a Dealer in the ordinary course of such
Dealer's business and has been purchased by an Originator, in either case, in the ordinary course of such Originator's business and in accordance with such
Originator's underwriting standards to finance the retail sale by a Dealer of the related Financed Vehicle or has otherwise been acquired by the Transferor,
(ii) the Originator of which has underwriting standards that require physical damage insurance to be maintained on the related Financed Vehicle, (iii) is secured by a valid, subsisting, binding and enforceable first priority security interest in favor of the Transferor in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receivable, and has been so assigned to Seller, and subsequently assigned by Seller to Trustee, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the last payment may be different), which fully amortize the Initial Principal Balance over the original term, (vi)
provides for interest at the Contract Rate specified in the Schedule of
Receivables, (vii) was originated in the United States, and (viii) constitutes
"chattel paper" as defined in the UCC.

                                       19

          (b) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date: (i) each Receivable is secured by a Motor Vehicle; (ii) each Receivable has a Contract Rate of at least ____%
and not more than ___%; (iii) each Receivable had a remaining number of scheduled payments, as of the Cutoff Date, of not less than ______ and not more than _____; (iv) each Receivable had an initial Principal Balance of not less than $_______ and not more than $_____; (v) no Receivable was more than 30 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) no Receivable is subject to a force placed Physical
Damage Insurance Policy on the related Financed Vehicle; [(viii) each Receivable is a Simple Interest Receivable;] and (ix) the Dealer of the Financed Vehicle
has no participation in, or other right to receive, any proceeds of the
Receivable. The Receivables were selected using selection procedures that were not intended by the Transferor or Seller to be adverse to the Holders.

          (c) Schedule of Receivables. The information with respect to each
Receivable set forth in the Schedule of Receivables, including (without limitation) the identity and address of the Obligor, account number, the Initial
Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Cutoff Date.

          (d) Compliance with Law. The Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the
Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit
Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act,
the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act, Federal
Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

          (e) Binding Obligation. The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and the
Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

          (f) Lien in Force. Neither Seller nor the Transferor has taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.

          (g) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under this Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section.

          (h) No Liens. Neither Seller nor the Transferor has received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes,

                                       20

relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

          (i) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, to the knowledge of
Seller, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen.

          (j) Insurance. The Receivable requires the Obligor to insure the
Financed Vehicle under a Physical Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

          (k) Good Title. No Receivable has been sold, transferred, assigned, or pledged by Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to the Trust and, immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and marketable title to the Receivable, free and clear of any Lien; and the
Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC.

          (l) Obligations. The Transferor has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable.

          (m) Possession. There is only one original executed Receivable, and immediately prior to the Closing Date, the Transferor will have possession of such original executed Receivable.

          (n) No Government Obligor. The Obligor on the Receivable is not the
United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United
States of America or any state thereof or any local government.

          (o) Marking Records. By the Closing Date, Seller shall have caused the portions of Seller's and the Transferor's electronic master record of Motor
Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that the Receivable is owned by Trustee in accordance with the terms of this Agreement.

          (p) No Assignment. As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer
Agreements, or payments due under the Receivable, that is senior to, or equal with, that of Trustee.

          (q) Lawful Assignment. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the
Certificates are unlawful, void or voidable. Neither Seller nor the Transferor has entered into any agreement with any obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                                       21

          (r) Dealer Agreements. A Dealer Agreement for each Receivable is in effect whereby the Dealer warrants title to the Motor Vehicle and indemnifies the Transferor against the unenforceability of each Receivable sold thereunder, and the rights of such Seller Affiliate thereunder, with regard to the
Receivable sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Seller and then to and by the Trustee, along with any
Dealer Recourse.

          (s) Composition of Receivable. No Receivable has a Principal Balance
which includes capitalized interest or late charges.

          (t) Database File. The information included with respect to each
Receivable in the database file delivered pursuant to Section 3.9(b) is accurate and complete in all material respects.

     Section 2.3 Representations and Warranties as to the Receivables in the
Aggregate. The Seller hereby makes the following representations and warranties as to the Receivables on which Trustee shall rely in accepting the Trust
Property in trust and authenticating the Certificates. Unless otherwise indicated, such representations and warranties shall speak as of the Closing
Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

          (a) Amounts. The Original Pool Balance was $___________.

          (b) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cutoff Date:

               (i) approximately ___% of the Original Pool Balance was
     attributable to loans for purchases of new Financed Vehicles, and approximately ___% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; approximately ___%, ___%, ___% and
     ____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the
     States of __________, __________, __________, and ___________,
     respectively, and no other state accounts for more than 5% of the Original
     Pool Balance; (iii) the weighted average Contract Rate of the Receivables was ____%; (iv) there are Receivables being conveyed by Seller to the
     Trust; (v) the average Cutoff Date Principal Balance of the Receivables was
     $________; and (vi) the weighted average original term and weighted average remaining term of the Receivables were ______ months and ___ months, respectively.

     Section 2.4 Repurchase upon Breach. Seller, Servicer or Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by Seller in Section 2.2, provided that the failure to give such notice shall not affect any obligation of Seller. If the breach or failure shall not have been cured by the last day of the Collection
Period which includes the 60th day (or if Seller elects, the 30th day) after the date on which Seller becomes aware of, or receives written notice from Trustee or Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of Trustee and the Holders in any

                                       22

Receivable, Seller shall purchase each such affected Receivable from Trustee as of such last day of such Collection Period at a purchase price equal to the
Purchase Amount for such Receivable as of such last day of such Collection
Period. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 2.2 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of the Trust to receive and retain payment in full on such Receivable. In consideration of the repurchase of a Receivable hereunder, Seller shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in Section 4.4. The sole remedy of the Trust, Trustee or the Holders with respect to a breach or failure to be true of the representations or warranties made by Seller pursuant to Section 2.2 shall be to require Seller to purchase Receivables pursuant to this Section 2.4.

     Section 2.5 Custodian of Receivable Files. (a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs,
Trustee, upon the execution and delivery of this Agreement, revocably appoints the Custodian, as agent, and the Custodian accepts such appointment, to act as agent on behalf of Trustee to maintain custody of the following documents or instruments, which are hereby constructively delivered to Trustee with respect to each Receivable (collectively, a "Receivable File"):

               (i) the fully executed original of the Receivable;

               (ii) any documents customarily delivered to or held by Servicer evidencing the existence of any Physical Damage Insurance Policies;

               (iii) the original credit application, fully executed by the
     Obligor;

               (iv) the original certificate of title, or such other documents as the Transferor, as appropriate, keeps on file, in accordance with its customary procedures, evidencing the security interest of the Transferor in the Financed Vehicle;

               (v) originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable;
     and

               (vi) any and all other documents or electronic records that the
     Transferor or Servicer, as the case may be, keeps on file, in accordance with its customary procedures, relating to the Receivable, any Insurance
     Policies, the Obligor or the Financed Vehicle.

          (b) Safekeeping. Servicer, in its capacity as Custodian, shall hold the Receivable Files as agent on behalf of Trustee for the benefit of all present and future Holders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable
Servicer and Trustee to comply with the terms and provisions of this Agreement applicable to them. In performing its duties as Custodian hereunder, the
Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by the
Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its retail installment sale contracts,

                                       23

Custodian shall conduct, or cause to be conducted, periodic audits of the
Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, and shall maintain the Receivable Files in such a manner as shall enable Trustee to verify, if Trustee so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. The Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables.
Nothing herein shall be deemed to require Trustee to verify the accuracy of the record keeping of the Custodian.

          (c) Maintenance of and Access to Records. The Custodian shall maintain each Receivable File at the location specified in Schedule A to this Agreement, or at such other office of the Custodian within the United States (or, in the case of any successor Custodian, within the State in which its principal place of business is located) as shall be specified to Trustee by 30 days' prior written notice. Upon Trustee's reasonable request, the Custodian shall make available to Trustee or its agents (or, when requested in writing by Trustee, to its attorneys or auditors) the Receivable Files and the related accounts, records and computer systems maintained by the Custodian at such times during the normal business hours of the Custodian for purposes of inspecting, auditing or making copies or abstracts of the same.

          (d) Release of Documents. Upon written instructions from Trustee,
Custodian shall release any document in the Receivable Files to Trustee or its agent or designee, as the case may be, at such place or places as Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by Trustee with due care and returned to the Custodian for safekeeping as soon as Trustee or its agent or designee, as the case may be, shall have no further need therefor.

          (e) Title to Receivables. The Custodian agrees that, in respect of any
Receivable File held by the Custodian hereunder, the Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

          (f) Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of Trustee. A certified copy of excerpts of certain resolutions of the Board of Directors of
Trustee shall constitute conclusive evidence of the authority of any such
Authorized Officer to act and shall be considered in full force and effect until receipt by the Custodian of written notice to the contrary given by Trustee.

          (g) Custodian's Indemnification. Custodian shall indemnify and hold harmless Trustee, its officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against Trustee or the
Holders as the result of any act or omission of Custodian relating to the maintenance and custody of the Receivable Files; provided that the Custodian shall not be liable

                                       24

hereunder to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of Trustee. Indemnification under this Section 2.5(g) shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of this Agreement and the resignation or removal of
Trustee. If Custodian shall have made any indemnity payments to Trustee pursuant to this Section and Trustee thereafter shall collect any of such amounts from
Persons other than Custodian, Trustee shall immediately upon receipt thereof repay such amounts to Custodian, without interest.

          (h) Effective Period and Termination. Servicer's appointment as
Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this subsection (h). If
Servicer shall resign as Servicer in accordance with Section 7.5 or if all of the rights and obligations of Servicer shall have been terminated under Section
8.1, the appointment of Servicer as Custodian hereunder may be terminated by
Trustee or by the Majority Holders, in the same manner as Trustee or such
Holders may terminate the rights and obligations of Servicer under Section 8.1.
Trustee may terminate Servicer's appointment as Custodian hereunder at any time with cause, or with 30 days' prior written notice without cause, upon written notification to Servicer. As soon as practicable after any termination of such appointment Servicer shall deliver, or cause to be delivered, the Receivable
Files to Trustee, Trustee's agent or Trustee's designee at such place or places as Trustee may reasonably designate. Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to Section 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Trustee shall provide, or cause the successor
Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

          (i) Delegation. Custodian may, at any time without notice or consent, delegate any or all of its duties to the Transferor; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Trustee and the
Holders for its duties hereunder as if Custodian alone were performing such duties.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF TRUST PROPERTY

     Section 3.1 Duties of Servicer. (a) Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables), and perform the other actions required by Servicer under this Agreement, with reasonable care. Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than Servicer exercises with respect to comparable Motor Vehicle Loans that it services for itself or others and that is consistent with prudent industry standards. Servicer's duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending

                                       25

payment coupons or monthly invoices to Obligors, reporting required tax information to Obligors, accounting for Collections, monitoring the status of
Physical Damage Insurance Policies with respect to the Financed Vehicles as provided in Section 3.4(a), furnishing monthly and annual statements to Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein.
Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Physical Damage Insurance
Policies as provided in Section 3.4(b) and the Dealer Agreements. Without
limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Trustee to execute and deliver, on behalf of itself, the Trust,
Trustee and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any
Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures. If Servicer shall commence a legal proceeding to enforce a
Receivable, Trustee shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection. Trustee shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

          (b) Servicer may, at any time without notice (except that Servicer shall give written notice to each Rating Agency of any delegation outside the ordinary course of business of the substantial portion of its servicing business) or consent, delegate specific duties to subcontractors who are in the business of performing such duties; provided that no such delegation shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to Trustee and the Holders for servicing and administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties.

     Section 3.2 Collection of Receivable Payments. (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance
Policies, the Dealer Agreements and the other Trust Property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by the Trust with respect thereto, in accordance with the standard of care required by Section 3.1. Servicer shall be entitled to amend or modify any
Receivable in accordance with its customary procedures if Servicer believes in good faith that such amendment or modification is in the best interests of the
Trust; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law, (i) extend a Receivable beyond the Final Scheduled Maturity Date, or (ii) reduce the Principal Balance or Contract Rate of any Receivable. If Servicer fails to comply with the provisions of the preceding sentence, Servicer shall be required to purchase the
Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7 as of the close of business for the Collection
Period in which such failure occurs. Servicer may, in its discretion (in accordance with its customary standards, policies and procedures), waive any prepayment charge, late payment charge, extension fee or any other fee that may be collected in the ordinary course of servicing a Receivable.

                                       26

          (b) If, in the course of collecting payments under the Receivables,
Servicer determines to set off any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so set off in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the set-off occurs. All references herein to payments or Liquidation Proceeds collected by
Servicer shall include amounts set-off by Servicer.

     Section 3.3 Realization upon Receivables. (a) On behalf of the Trust,
Servicer shall charge off a Receivable as a Defaulted Receivable in accordance with its customary standards (and, in no event later than ___ days after a
Receivable shall have become delinquent) and shall use reasonable efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by Section 3.1. In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Motor Vehicle Loans, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include exercising any rights under the Dealer Agreements and selling the
Financed Vehicle at public or private sale. Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such
Financed Vehicle or any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

          (b) If Servicer elects to commence a legal proceeding to enforce a
Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Trustee to Servicer of the rights under such Dealer Agreement.
If, however, in any enforcement suit or legal proceeding, it is held that
Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Trustee, on behalf of the Trust, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Holders.

     Section 3.4 Physical Damage Insurance. (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy.
Servicer shall monitor or cause to be monitored, the status of such physical damage insurance coverage to the extent consistent with its customary servicing procedures. If Servicer shall determine that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed
Vehicle, Servicer shall use its reasonable efforts to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance, provided that Servicer shall not be required to take such actions if there is in place a lender's single interest policy with respect to the related Financed Vehicle that complies with Servicer's customary requirements. It is understood that Servicer will not "force-place" any Physical
Damage Insurance Policy on any Financed Vehicle.

                                       27

          (b) Servicer may sue to enforce or collect upon the Physical Damage
Insurance Policies, in its own name, if possible, or as agent for the Trust. If
Servicer elects to commence a legal proceeding to enforce a Physical Damage
Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Physical Damage Insurance
Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a
Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy,
Trustee, on behalf of the Trust, at Servicer's expense, shall take such steps as
Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in its name or the name of Trustee for the benefit of the Holders. Servicer shall make all claims and enforce its rights under any lender's single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Trust and shall treat as
Collections all related proceeds of such policies.

     Section 3.5 Maintenance of Security Interests in Financed Vehicles.
Servicer, in accordance with the standard of care required under Section 3.1, shall take such reasonable steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of the Trust. Trustee, on behalf of the Trust, hereby authorizes
Servicer, and Servicer hereby agrees, to take such reasonable steps as are necessary to re-perfect such security interest on behalf of the Trust in the event Servicer receives notice of the relocation of a Financed Vehicle. If there has been a Servicer Termination Event, upon the request of Trustee, Servicer, at its expense, shall promptly and duly execute and deliver such documents and instruments, and take such other reasonable actions as may be necessary, as evidenced by an Opinion of Counsel delivered to Trustee to perfect the Trust's interest in the Trust Property against all other Persons, including the delivery of the Receivables and the Receivable Files to Trustee, its agent, or its designee, the endorsement and delivery of the Physical Damage Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments, and the endorsement to Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or departments of motor vehicles (or other appropriate governmental agency).

     Section 3.6 Covenants of Servicer. Servicer makes the following covenants on which Trustee relies in accepting the Trust Property in trust and in executing and authenticating the Certificates:

          (a) Security Interest to Remain in Force. Servicer shall not release any Financed Vehicle from the security interest granted by the related
Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated herein.

          (b) No Impairment. Servicer shall not impair in any material respect the rights of the Holders in the Receivables, the Dealer Agreements or the
Physical Damage Insurance Policies or, subject to clause (c), otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust and the Holders hereunder would be materially adversely affected.

                                       28

          (c) Amendments. Servicer shall not amend or otherwise modify any
Receivable (including the grant of any extension thereunder), except in accordance with Section 3.2.

     Section 3.7 Purchase by Servicer upon Breach. Seller, Servicer or Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by Servicer of its covenants under Section 3.5 or
3.6; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day (or the 30th day, if
Servicer so elects) after the date on which Servicer becomes aware of, or receives written notice of, such breach, and such breach or failure materially and adversely affects the interests of Trustee and the Holders in any
Receivable, Servicer shall purchase such Receivable from Trustee as of the last day of the Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of the last day of such Collection Period; provided that in the case of a breach of the covenant contained in Section 3.6(c), Servicer shall be obligated to purchase the affected Receivable or Receivables on the
Deposit Date immediately succeeding the Collection Period during which Servicer becomes aware of, or receives written notice of, such breach. In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase
Amount of such Receivable in the manner specified in Section 4.4. The sole remedy of the Trust, Trustee or the Holders against Servicer with respect to a breach pursuant to Section 3.5 or 3.6 shall be to require Servicer to repurchase
Receivables pursuant to this Section.

     Section 3.8 Servicing Compensation. The servicing fee for (a) the _____
200[_] Distribution Date shall equal $________ and (b) for each Distribution
Date thereafter shall equal the product of (i) one-twelfth, (ii) the Servicing
Fee Rate and (iii) the Pool Balance as of the opening of business on the first day of the related Collection Period (the "Servicing Fee"). Servicer shall also be entitled to retain any late fees, extension fees, prepayment charges
(including, in the case of any Rule of 78's Receivable or Sum of Periodic
Balances Receivable that is prepaid in full, amounts received in excess of the outstanding Principal Balance of such Receivable and accrued interest thereon calculated as if such Receivable were an Actuarial Receivable) and certain non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables and shall be paid any interest earned on deposits in the Accounts (the "Supplemental Servicing Fee"). It is understood and agreed that Available Interest or Available Principal shall not include any amounts retained by Servicer which constitute Supplemental Servicing Fees. The Servicing
Fee in respect of a Collection Period (together with any portion of the
Servicing Fee that remains unpaid from prior Distribution Dates), if the Rating
Agency Condition is satisfied, may be paid at the beginning of such Collection
Period out of Collections for such Collection Period. As provided in Section
4.5, as additional compensation, Servicer shall be entitled to receive on each
Distribution Date, any Additional Servicing for such Distribution Date.

     Section 3.9 Servicer's Report. (a) On each Determination Date, Servicer shall deliver to Trustee and Seller, with a copy to the Rating Agencies, a
Servicer's Report substantially in the form of Exhibit C (a "Servicer's Report")
containing, among other things, (i) all information necessary to make the deposits, transfers and distributions required by Sections 4.4, 4.5 and 4.6,
(ii) all information necessary for sending statements to Holders pursuant to
Section 4.7, (iii) all

                                       29

information necessary to prepare the certificate described in Section 9.3, (iv)
all information necessary to determine if there has been a Servicer Termination
Event under Section 8.1, and (v) all information necessary to reconcile all deposits to, and withdrawals from, the Collection Account for such Distribution
Date and the related Collection Period. Servicer also shall separately identify
(by account number of the Receivable as it appears in the Schedule of
Receivables) to Trustee in a written notice or a list in computer readable form the Receivables to be purchased by Servicer, as the case may be, on the related
Deposit Date, and each Receivable which became a Defaulted Receivable during the related Collection Period.

          (b) Servicer shall provide Trustee with a database file for the
Receivables at or prior to the Closing Date (but with information as of the close of business on the Cutoff Date).

     Section 3.10 Annual Statement as to Compliance. The Trustee and Servicer
shall deliver, and the Servicer shall cause each Additional Servicer engaged by it to deliver, in electronic form, to the Seller, the Trustee and each Rating
Agency on or before March 5th of each year, or if such day is not a Business Day the next Business Day (with a ten calendar day cure period, but in no event later than March 15th), followed by a hard copy within ten calendar days, commencing March 20__, a certificate in the form required by Item 1123 of
Regulation AB, to the effect that (i) an authorized officer of the Trustee,
Servicer or Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement, or such other applicable agreement in the case of an Additional
Servicer, during the prior calendar year or a portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of such certificate, the Seller shall review such certificate and, if applicable, consult with the Servicer and Trustee as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable agreement in the case of an Additional Servicer, in any material respect.

                                       30

     Section 3.11 Assessments of Servicing Compliance; Registered Public
Accounting Firm Attestation Reports.

     (a) Each of the Servicer and the Trustee shall furnish, and shall cause any
Servicing Function Participant engaged by it to furnish, at such party's expense, to the Seller and the Trustee in electronic form, not later than March
5th of each year, or if such day is not a Business Day the next Business Day
(with a ten calendar day cure period, but in no event later than March 15th), followed by a hard copy within ten calendar days, commencing in March 20___, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Servicing Criteria applicable to it as of an for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.13, including, if there has been any material instance of noncompliance with the
Servicing Criteria applicable to it, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to such party as of an for such period.

     Each such assessment of compliance report shall be addressed to the Seller and the Trustee and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on Exhibit F hereto, or as set forth in the notification furnished to the Seller and the
Trustee pursuant to Section 3.10(c). The Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit F hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing
Criterion has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Seller shall review each such report and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it
(or any Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable).

     (b) Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party's expense, to cause, not later than March 5th of each year or if such day is not a Business Day, the next Business Day (with a ten calendar day cure period), commencing in March 2__, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing
Function Participants, as the case may be) and that is a member of the American
Institute of Certified Public Accountants to furnish electronically a report to the Trustee and the Seller (with a hard copy to follow within ten calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, it is

                                       31

expressing an opinion as to whether such party's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such accountants' attestation report, the Seller shall review the report and, if applicable, consult with the Servicer or the
Trustee if such report (i) states that a party's assessment of compliance was not fairly stated in any material respect or (ii) is unable to state an overall opinion.

     (c) No later than 30 days following the end of each fiscal year for the
Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Trustee and the Seller the name of each Servicing Function
Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function
Participant and (ii) the Trustee shall forward to the Seller the name of each
Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing
Function Participant, in each case to the extent of any change from the prior year's notice, if any.

     (d) Beginning with fiscal year 20__ and thereafter, none of the Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such assessments or attestation reports until April 15th unless such party has received written notice from the Seller that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

     Section 3.12 Access to Certain Documentation and Information Regarding
Receivables. Servicer shall provide Trustee and the Holders with access to the
Receivable Files (in the case of the Holders, only in such cases where it shall be required by applicable statutes or regulations to give access to such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment). Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of
Servicer. Nothing in this Section shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the
Obligors, and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any
Holder, by its acceptance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential and not to use such information for any other purpose, except as required by applicable law.

                                       32

     Section 3.13 Reports to the Commission. (a) The Trustee and the Servicer
shall reasonably cooperate with the Seller to enable the Seller to satisfy its reporting requirements under the Exchange Act and the parties hereto shall reasonably cooperate to enable the Commission requirements with respect to the
Seller to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.13, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Seller any Current
Reports on Form 8-K (each, a "Form 8-K"), Distribution Reports on Form 10-D
(each, a "Form 10-D") and Annual Reports on Form 10-K (each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Commission thereunder, the Servicer shall sign and the Trustee shall file (via the
Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Seller. Notwithstanding the foregoing, the Seller shall file the
Form 8-Ks in connection with the issuance of the Certificates.

     (b) Each Form 10-D shall be filed by the Trustee within 15 days after each
Distribution Date and will include a copy of the monthly statement to
Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution
Date Statement") for such Distribution Date as an exhibit thereto. In addition, the Trustee shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any disclosure in addition to the
Distribution Date Statement and any other information required by Item 1121 of
Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit G-1 hereto and the
Trustee shall compile such disclosure pursuant to the following paragraph. The
Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit G-1 hereto, within five calendar days after the related Distribution Date, certain parties hereto shall be required to provide to the Seller and the Trustee, to the extent known by such parties, any
Additional Form 10-D Information, if applicable. The Seller will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Information on Form 10-D pursuant to this paragraph, including converting any such disclosure to an
EDGAR-compatible format.

     After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Seller and the Servicer for review. No later than two Business Days prior to the 15th calendar day after the related
Distribution Date, the Seller and Servicer shall each indicate to the Trustee their consent to the form and substance of the draft Form 10-D (which consent may be in electronic form). If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section

                                       33

3.13(e). Promptly (but no later than one Business Day) after filing with the
Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

     (c) On or before 90 days after the end of each fiscal year of the Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), commencing in 20___, the Trustee shall file a
Form 10-K, in form and substance as required by applicable law or applicable
Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Trustee within the applicable time frames set forth in this Agreement: (i) an annual compliance statement for the Trustee, the Servicer and each Additional
Servicer, as described under Section 3.10, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.11, and
(B) if the Servicer's, the Trustee's or each Servicing Function Participant's report on assessment of compliance with Servicing Criteria described under
Section 3.11 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be,
(iii)(A) the registered public accounting firm attestation report for the
Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.11, and (B) if any registered public accounting firm attestation report described under Section 3.11 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Certification as described in this
Section 3.13(c). Any disclosure or information in addition to (i) through (iv)
above that is required to be included on Form 10-K ("Additional Form 10-K
Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit G-2 hereto and the Trustee shall compile such disclosure pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form
10-K Information, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit G-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 20___, certain parties to this Agreement shall be required to provide to the
Trustee and the Seller, to the extent known by such applicable parties, any
Additional Form 10-K Information, if applicable. The Seller will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such disclosure to an
EDGAR-compatible format.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Seller and the Servicer for review. No later than the close of business on

                                       34

the third Business Day prior to the 10-K filing deadline, a senior officer of the Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the "Certification") attached hereto as
Exhibit D and required to be included with each Form 10-K pursuant to the
Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.13(e). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.13(c) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or
Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.13, Section 3.10 and
Section 3.11. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing Function
Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     For so long as the Trust is subject to the reporting requirements of the
Exchange Act, the Trustee shall provide to the Servicer, on or before March 5th of each year, or if such day is not a Business Day the next Business Day (with a ten calendar day cure period), followed by a hard copy within ten days, commencing in March 20___, and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit E. In the event the Trustee is terminated or resigns pursuant to the terms of this Agreement, such Trustee shall provide a certification in the form attached hereto as
Exhibit E with respect to the period of time it was subject to this Agreement.
In addition, the Trustee shall indemnify and hold harmless the Seller, the
Servicer, the Trustee and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in (i) the assessment of compliance with the Servicing Criteria pursuant to Section 3.11 provided by the Trustee or any Servicing Function Participant appointed by the Trustee and (ii) the certification provided by the Trustee pursuant to this Section 3.13(c), any breach of the obligations under Sections 3.10 and 3.13(c) of the Trustee or any
Servicing Function Participant appointed by the Trustee or the Trustee's or such
Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Seller, the Servicer, the Trustee and their officers, directors and affiliates in such proportion as is appropriate to reflect the relative fault of the Seller, the Servicer, the Trustee and each of their officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 3.13(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                                       35

     (d) Prior to the latest date on which the Form 10-K may be timely filed each year, the Servicer shall enforce the obligation of the Servicer to provide the certification required pursuant to the Servicing Agreement.

     (e) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Seller, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the
Seller shall file the initial Form 8-Ks in connection with the issuance of the
Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (such information, "Form
8-K Information") shall be reported to the Seller and the Trustee by the parties set forth on Exhibit G-3 hereto and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

     As set forth on Exhibit G-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon on the second
Business Day after the occurrence of a Reportable Event certain parties to this
Agreement shall be required to provide to the Seller and the Trustee, to the extent known by such applicable parties, any Form 8-K Information, if applicable. The Seller will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K
Information on Form 8-K pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format.

     After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Seller for review, verification and execution by the Seller. No later than 12:00 noon on the fourth Business Day after the
Reportable Event, an officer of the Seller shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K filed by it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section
3.13(f). The Seller acknowledges that the performance by the Trustee of its duties under this Section 3.13(e) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other
Person obligated to provide Form 8-K Information as set forth on Exhibit G-3 hereto observing all applicable deadlines in the performance of their duties under this Section 3.13(e). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                                       36

     (f) In the event that the Trustee is unable to timely file with the
Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the
Seller and the Servicer by telephone. In the case of Form 10-D and Form 10-K, the Seller, Servicer and Trustee will cooperate to prepare and file a Form
12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the
Trustee will, upon receipt of all information required to be included on Form
8-K, file such Form 8-K. Within five calendar days following the original due date of the Form 10-D, the Trustee shall prepare and file the related Form 10-D.
Within 15 calendar days following the original due date of the Form 10-K, the
Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form
10-K is required will notify the Seller, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form
10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Servicer in charge of the servicing function.
Any amendment to Form 8-K or any Form 15 (as described in Section 3.13(h)) shall be signed by an officer of the Seller. The Seller and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.13(f) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form
8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the Seller performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or
Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (g) Upon any filing with the Commission, the Trustee shall promptly deliver or otherwise make available to the Seller a copy of any such executed report, statement or information.

     (h) The obligations set forth in paragraphs (a) through (g) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K, 10-D or 10-K. Unless otherwise instructed by the
Seller, prior to January 30th of the first year in which the Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Trustee shall prepare and file with the Commission a
Form 15 Suspension Notification with respect to the Trust, with a copy to the
Seller. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in
Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a)
through (g) of this Section.

                                       37

     (i) The Seller, the Trustee and the Servicer shall notify the Seller and the Trustee of any proceedings of the type described in Item 1117 of Regulation
AB, together with a description thereof, within five Business Days of any such party's knowledge thereof. In addition, the Seller, the Trustee and the Servicer shall notify the Seller and the Trustee of any affiliations or relationships that develop following the Closing Date between the Seller, the Trustee or the
Servicer and any of parties listed in Item 1119 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof.

     Section 3.14 Reports to the Rating Agency. Servicer shall deliver to each
Rating Agency a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating
Agency to monitor this transaction.

     Section 3.15 Servicer Expenses. Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Trustee, independent accountants, taxes imposed on
Servicer and expenses incurred in connection with distributions and reports to
Holders.

                                       38

                                   ARTICLE IV

              DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO HOLDERS

     Section 4.1 Establishment of Accounts. (a) Trustee, on behalf of the Trust and for the benefit of the Holders, shall establish and maintain in the name of
Trustee one or more segregated Eligible Deposit Accounts (collectively, the
"Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. Trustee, on behalf of the Trust and for the benefit of the Class A Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Class A
Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Holders. Trustee, on behalf of the Trust and for the benefit of the Class B Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Class B
Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Holders. Trustee on behalf of the Trust and for the benefit of the Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Payahead
Account"), bearing a designation clearly indicating that the funds therein are held for the benefit of the Holders. The Collection Account, the Class A
Distribution Account, the Class B Distribution Account, and the Payahead Account
shall be initially established and maintained with the trust department of
Trustee.

          (b) Funds on deposit in the Collection Account, the Class A
Distribution Account, the Class B Distribution Account, and the Payahead Account
shall be invested by Trustee in Eligible Investments selected by Servicer
(pursuant to standing instructions or otherwise) and confirmed in writing by
Servicer to Trustee; provided that, it is understood and agreed that neither
Servicer nor Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by Trustee for the benefit of the beneficiaries of the applicable Account; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the
Accounts at the written direction of Servicer and shall be paid to Servicer and shall not be available or otherwise subject to any claims or rights of the
Holders. Other than as permitted by each Rating Agency, funds on deposit in the
Accounts with respect to any Collection Period or Distribution Date shall be invested only in Eligible Investments that, except for money market funds, will mature so that such funds will be available at the close of business on the related Deposit Date. Funds deposited in an Account on a Deposit Date which immediately precedes a Distribution Date upon the maturity of any Eligible
Investments are not required to be (but may be) invested overnight. No Eligible
Investment with a stated maturity shall be disposed of prior to that maturity unless a default occurs with respect to that Eligible Investment and Servicer directs Trustee in writing to dispose of it.

          (c) Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof
(excluding all income thereon) and all such funds, investments and proceeds shall be part of the Trust Property. The Accounts shall be under the sole dominion and the exclusive custody and control of Trustee, and Trustee shall have sole signature authority with respect thereto. If, at any time, any of the
Accounts ceases to be an Eligible Deposit Account, Trustee (or Servicer on its
behalf) shall within 10 Business Days (or such longer period as to which each
Rating Agency may consent) establish a new Account as

                                       39

an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Account.

     Section 4.2 Collections. (a) Subject to the provisions of the succeeding sentence and of subsections (b) and (c), Servicer shall remit to the Collection
Account all payments (other than amounts constituting Supplemental Servicing
Fees) by or on behalf of the Obligors on the Receivables, including all
Liquidation Proceeds received by Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second
Business Day, after receipt thereof. Subject to the provisions of subsections
(b) and (c), on the Closing Date, Servicer shall deposit in the Collection
Account all payments by or on behalf of the Obligors on the Receivables received by Servicer after the Cutoff Date and on or prior to the second Business Day immediately preceding the Closing Date.

          (b) Notwithstanding the provisions of subsection (a), if [_________]
is the Servicer and (i) Servicer shall have the Required Rating or (ii) Trustee otherwise shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Class A Certificates and the Class B
Certificates would not be lowered or withdrawn as a result, Servicer may deposit all amounts referred to in subsection (a) for any Collection Period into the
Collection Account not later than the close of business on the Deposit Date with respect to such Collection Period; provided that if (x) a Servicer Termination
Event has occurred and is continuing, (y) Servicer has been terminated as such pursuant to Section 8.1 or (z) Servicer ceases to have the Required Rating,
Servicer shall deposit such amounts (including any amounts then being held by
Servicer) into the Collection Account as provided in Section 4.2(a)
Notwithstanding the foregoing, the provisions of the proviso to the preceding sentence shall not be applicable to a successor Servicer solely by reason of the occurrence of an event specified in clauses (x), (y) and (z) of such proviso with respect to the outgoing Servicer. Pending the deposit of the amounts referred to in subsection (a) into the Collection Account, such amounts may be employed by Servicer at its own risk and for its own benefit and need not be segregated from Servicer's own funds. Any losses resulting from Servicer's actions shall be borne exclusively by the Servicer. Servicer shall promptly notify Trustee in writing if it shall obtain or lose the Required Rating.

          (c) Notwithstanding the provisions of subsections (a) and (b) Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection
Period any amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds, in each case, with respect to which Servicer has not been previously reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in Collections with respect to the related Distribution Date.

          (d) With respect to each Precomputed Receivable, collections and payments by or on behalf of an obligor (other than any amounts constituting
Supplemental Servicing Fees) for each Collection Period shall be applied to the scheduled payment on such Precomputed Receivable for such Collection Period. To the extent such collections and payments on a Precomputed Receivable during a
Collection Period exceed the scheduled payment on such Precomputed Receivable and are insufficient to prepay the Precomputed Receivable in full, collections shall be treated as Payaheads until such later Collection Period as such
Payaheads

                                       40

may be transferred to the Collection Account and applied either to the scheduled payments due or to prepay the Precomputed Receivable in full in accordance with
Section 4.5.

     Section 4.3 [Reserved].

     Section 4.4 Additional Deposits; Net Deposits. (a) On or prior to each
Deposit Date, Servicer shall remit to the Collection Account, in next-day or immediately available funds, the aggregate Purchase Amounts of the Receivables to be purchased by it under an obligation that arose during the preceding
Collection Period pursuant to Section 2.4, 3.7 or 10.2, respectively.

          (b) Servicer may make the remittances to be made by it pursuant to this Article IV net of amounts to be distributed to it pursuant to Section 4.5
(but subject to the priorities set forth therein), for so long as (i) no
Servicer Termination Event has occurred and is continuing and (ii) Servicer has not been terminated as such pursuant to Section 8.1; provided that Servicer shall account for all of such amounts in the related Servicer's Report as if such amounts were deposited and distributed separately; provided further that, if an error is made by Servicer in calculating the amount to be deposited or retained by it and a shortfall in the amount deposited in the Collection Account results, Servicer shall make a payment of the deficiency to the Collection
Account, immediately upon becoming aware, or receiving notice from Trustee, of such error.

     Section 4.5 Distributions. (a) On each Determination Date, Servicer shall calculate all amounts required to determine the amounts to be deposited on the related Distribution Date in the Class A Distribution Account and the Class B
Distribution Account which calculations shall be set forth in the Servicer's
Report delivered to Trustee on or before such Determination Date.

          (b) On or before each Distribution Date, Servicer shall instruct
Trustee in writing (based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 3.9) to, and the
Trustee shall:

               (i) withdraw from the Payahead Account and deposit in the
     Collection Account, in immediately available funds, (x) with respect to each Precomputed Receivable for which the payments made by or on behalf of the obligor for the related Collection Period are less than the scheduled payment for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such payments, is equal to the amount of such scheduled payment, (y) with respect to each Precomputed Receivable for which prepayments insufficient to prepay the Receivable in full have been made by or on behalf of the
     Obligor for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such prepayments, is equal to an amount sufficient to prepay such
     Receivable in full, and (z) the amount of all Payaheads, if any, made with respect to any Purchased Receivable; and

               (ii) withdraw from the Collection Account and deposit in the
     Payahead Account (or receive from the Servicer, which will remit to the
     Trustee for deposit in the Payahead Account, as the case may be), in immediately available funds, the aggregate

                                       41

     amount of collections on Precomputed Receivables treated as Payaheads pursuant to Section 4.2 for the Collection Period related to such
     Distribution Date.

          (c) On each Distribution Date, based on the related Servicer's Report,
Trustee will make the following deposits and distributions from the Collection
Account by [ ] a.m. (___________, ________ time), to the extent of the sum of
Available Interest and any Available Reserve Amount (and, in the case of shortfalls in the Class A Interest Distributable Amount occurring under clause
(ii), the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

               (i) to Servicer, any unpaid Servicing Fee for the related
     Collection Period and all unpaid Servicing Fees from prior Collection
     Periods;

               (ii) to the Class A Distribution Account, the Class A Interest
     Distributable Amount for such Distribution Date; and

               (iii) to the Class B Distribution Account, the Class B Interest
     Distributable Amount for such Distribution Date. On each Distribution Date, based on the related Servicer's Report, Trustee will make the following deposits and distributions, to the extent of the portion of Available
     Principal, Available Interest and Available Reserve Amount remaining after the application of clauses (i), (ii) and (iii), in the following priority:

               (iv) to the Class A Distribution Account, the Class A Principal
     Distributable Amount for such Distribution Date;

               (v) to the Class B Distribution Account, the Class B Principal
     Distributable Amount for such Distribution Date;

               (vi) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve
     Account Balance;

               (vii) to the Servicer, the Additional Servicing for such
     Distribution Date; and to the Transferor, any amounts remaining.

          (d) On each Distribution Date, all amounts on deposit in the Class A
Distribution Account will be distributed to the Class A Holders (determined as of the related Record Date) by Trustee and all amounts on deposit in the Class B
Distribution Account will be distributed to the Class B Holders (determined as of the related Record Date) by Trustee. Except as provided in Section 10.1, payments under this paragraph shall be made to the Holders by check mailed by
Trustee to each Holder's respective address of record (or, in the case of
Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds). To the extent that Trustee is required to wire funds to the Holders from the Class A Distribution Account or the Class B Distribution Account, as applicable, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution
Account, as applicable, to make a wire transfer of the amount to be distributed and the bank maintaining the Class A Distribution Account or the Class B
Distribution Account, as applicable, shall promptly deliver to Trustee a confirmation of such wire transfer. To the extent that Trustee

                                       42

is required to make payments to Holders by check hereunder, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution
Account, as applicable, to provide it with a supply of checks to make such payments. The bank shall, if a request is made by Trustee for a wire transfer by
[__________] A.M. (__________, time) on any Distribution Date, wire such funds in accordance with such instructions by [__________] A.M. (__________, time) on such Distribution Date, and it will otherwise act in compliance with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the
Class B Distribution Account, as applicable. Servicer shall take all necessary action (including requiring an agreement to such effect) to ensure that any bank maintaining the Class A Distribution Account or the Class B Distribution
Account, as applicable, agrees to comply, and complies, with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B
Distribution Account, as applicable.

     Section 4.6 Reserve Account. (a) Servicer shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Reserve Account"). The
Reserve Account shall be initially established and maintained with the Trustee
(the "Securities Intermediary"). On the Closing Date, the Servicer shall deposit or cause to be deposited in the Reserve Account an amount equal to the Reserve
Account Initial Deposit.

          (b) Trustee shall, at the written direction of Administrator, direct the Securities Intermediary to invest funds on deposit in the Reserve Account in
Eligible Investments selected by Administrator and confirmed in writing by
Administrator to Trustee; provided that it is understood and agreed that none of
Trustee, Securities Intermediary or Administrator shall be liable for any loss arising from such investment in Eligible Investments. Funds on deposit in the
Reserve Account shall be invested in Eligible Investments that will mature so that all such funds will be available at the close of business on each Deposit
Date; provided further that to the extent permitted by the Rating Agencies following written request by Administrator, funds on deposit in the Reserve
Account may be invested in Eligible Investments that mature later than the next
Deposit Date. Funds deposited in the Reserve Account on a Deposit Date upon the maturity of any Eligible Investments are not required to be (but may be)
invested overnight.

          (c) On each Distribution Date, any amounts on deposit in the
Collection Account with respect to the preceding Collection Period after payments to Servicer, the Class A Distribution Account and the Class B
Distribution Account have been made will be deposited into the Reserve Account until the amount of the Reserve Account is equal to the Specified Reserve
Account Balance.

          (d) The Reserve Account shall be under the sole custody and control of
Trustee. If, at any time, the Reserve Account ceases to be an Eligible Deposit
Account, Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing account which is no longer an
Eligible Deposit Account to such new Reserve Account.

                                       43

          (e) On each Distribution Date, the amount available in the Reserve
Account (the "Available Reserve Amount") will equal the lesser of (i) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (ii)
the Specified Reserve Account Balance. On each Deposit Date, Trustee will withdraw funds from the Reserve Account to the extent that (A) the sum of the amounts required to be distributed to Holders and the accrued and unpaid
Servicing Fees payable to Servicer on such Distribution Date exceeds (B) the amount on deposit in the Collection Account with respect to the preceding
Collection Period (net of net investment income). The aggregate amount to be withdrawn from the Reserve Account on any Deposit Date shall not exceed the
Available Reserve Amount with respect to the related Distribution Date. Trustee will deposit the proceeds of such withdrawal into the Collection Account on or before such Distribution Date with respect to which such withdrawal was made.

          (f) Amounts on deposit in the Reserve Account will be released to
Transferor on each Distribution Date to the extent that the amount credited to the Reserve Account would exceed the Specified Reserve Account Balance. Upon any distribution to Transferor of amounts from the Reserve Account, the Holders will not have any rights in, or claims to, such amounts. Amounts distributed to
Transferor from the Reserve Account in accordance with this Section shall not be available under any circumstances to the Trust, Trustee or the Holders and
Transferor shall in no event thereafter be required to refund any such distributed amounts.

          (g) Investment earnings attributable to the Reserve Account Property and proceeds therefrom shall be held by Trustee for the benefit of Transferor.
Investment earnings attributable to the Reserve Account Property shall not be available to pay the distributions provided for in Section 4.5 and shall not otherwise be subject to any claims or rights of the Holders or Servicer. Trustee shall cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to Transferor.

          (h) Transferor may at any time, without consent of Holders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account; provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of the Class A Certificates or the Class B Certificates, (ii)
Transferor provides to Trustee an Opinion of Counsel from independent counsel that such action will not cause Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by Transferor.

     Section 4.7 Statements to Holders. On each Distribution Date, Servicer shall provide to Trustee (with a copy to each Rating Agency) written instructions for Trustee to forward to each Holder of record a statement setting forth at least the following information as to the Certificates to the extent applicable:

         (a) the date of such Distribution Date and the Determination Date for such Distribution Date;

         (b) for each Class, the applicable Record Date and Interest Accrual
Period;

          (c) the amount of the distribution allocable to principal on the Class
A Certificates and the Class B Certificates; the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

                                       44

          (d) the amount of the Servicing Fee paid to Servicer with respect to the related Collection Period;

          (e) the Class A Certificate Balance, the Class A Pool Factor, the
Class B Certificate Balance and the Class B Pool Factor as of such Distribution
Date, after giving effect to payments allocated to principal reported under clause (a);

          (f) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (g) the amount of Defaulted Receivables and Liquidation Proceeds, if any, for such Collection Period;

          (h) the aggregate Purchase Amount of Receivables purchased by Servicer with respect to the related Collection Period;

          (i) the Class A Interest Carryover Shortfall, the Class B Interest
Carryover Shortfall, the Class A Principal Carryover Shortfall and the Class B
Principal Carryover Shortfall, if any, in each case as applicable to each of the
Class A Certificates and the Class B Certificates, and the change in such amounts from the preceding statement;

          (j) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

          (k) the Specified Reserve Account Balance as of the close of business on such Distribution Date;

          (l) the number, and aggregate principal amount outstanding, of
Receivables past due in 30-day increments until foreclosure or other disposition;

          (m) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

          (n) any material modifications, extensions or waivers as to the
Account terms, fees, penalties or payments since the previous Distribution Date and cumulatively since the Cut-off Date;

          (o) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Accounts or the Receivables and any material breach of covenants hereunder; and

          (p) the number and aggregate principal balance of any Receivables repurchased by the Servicer from the Trust since the previous Distribution Date.

     Each amount set forth pursuant to clauses (c), (d) and (e) shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, Servicer shall furnish a report to the Trust and Trustee shall furnish, or cause to be furnished, to each Person who at any time during such calendar year shall have been a Holder, a statement based upon such report as to the sum of the amounts determined in clauses (c)
and (d) above for such calendar year, or, in the event such Person shall have been a Holder during a portion of such calendar year, for the applicable portion of such year, and such other information as is available to Servicer as Servicer deems necessary or desirable to enable the Holders to prepare their federal income tax returns. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided pursuant to any requirement of the
Code.

     The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee's Internet website, initially located at "www.[insert website address]." The Trustee will also make available copies of periodic reports the Trustee files with the Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports, available through this website promptly (but no later than one Business Day) after they are filed with the
Commission. Assistance in using the website can be obtained by calling the
Trustee's customer service desk at [insert phone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The
Trustee shall have the right to change the way the monthly statements to
Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                                       45

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.1 The Certificates. Trustee shall, upon written order or request signed in the name of Seller by one of its officers authorized to do so and delivered to an Authorized Officer of Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of Seller in the aggregate principal amount and denominations as set forth in such written order or request. The Certificates shall be issuable in denominations of $10,000 and integral multiples thereof; provided that one Class A Certificate and one Class
B Certificate may be issued in a denomination that represents the residual amount of the original Class A Certificate Balance and the Original Class B
Certificate Balance, respectively. Upon initial issuance, the Class A
Certificates and the Class B Certificates shall be in the form of Exhibit A and
Exhibit B, respectively, which are incorporated by reference herein, and shall be issued as provided in Section 5.8, in an aggregate amount equal to the
Original Class A Certificate Balance and the Original Class B Certificate
Balance, respectively. The Certificates shall be executed by Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of
Trustee under Trustee's seal imprinted thereon and attested by the manual or facsimile signature of an Authorized Officer of Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the
Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     Section 5.2 Authentication of Certificates. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificates attached hereto as Exhibit A and Exhibit B, executed by Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 5.3 Registration of Transfer and Exchange of Certificates. Trustee
shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 5.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, Trustee shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at such office or agency, Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B
Certificates, as the case may be, in authorized denominations of a like aggregate amount. At the option of a Holder, Class A Certificates or Class B
Certificates may be exchanged for other Class A Certificates or Class B
Certificates, as the case may be, of authorized denominations of a like aggregate amount at the office or agency maintained by Trustee in accordance with Section 5.7. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Holder and in a form satisfactory to Trustee. No service charge shall be made for any registration of transfer or exchange of
Certificates, but Trustee may require payment of a

                                       46

sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in accordance with the customary procedures of Trustee.

     The Class B Certificates and any beneficial interest in such Class B
Certificates may not be acquired (a) with the assets of an employee benefit plan
(as defined in Section 3(3) of ERISA) that is subject to the provisions of Title
I of ERISA, (b) by a plan described in Section 4975(e)(1) of the Code or (c) by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By accepting and holding a Class B Certificate or interest therein, the Holder thereof or Class B Certificate Owner thereof shall be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     The preceding provisions of this Section 5.3 notwithstanding, Trustee shall not make and need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

     Section 5.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any
mutilated Class A Certificate or Class B Certificate shall be surrendered to
Trustee, or if Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Class A Certificate or Class B Certificate and
(b) there shall be delivered to Trustee such security or indemnity as may be required to save Trustee harmless, then, in the absence of notice that such
Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 5.4, Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.5 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.5 and for all other purposes, and Trustee shall not be bound by any notice to the contrary.

     Section 5.6 Access to List of Holders' Names and Addresses. Trustee shall furnish or cause to be furnished to Servicer, within fifteen days after receipt by Trustee of a request therefor from Servicer in writing, in such form as
Servicer may reasonably require, a list of the names and addresses of the
Holders as of the most recent Record Date. If Definitive Certificates have been issued, Trustee, upon written request of (a) three or more Holders or (b) one or more Holders evidencing not less than 25% of the aggregate outstanding principal balance of the Certificates, will, within five Business Days after the receipt of such request, afford such Holders access during normal business hours to the most current list of Holders for purposes of communicating with other Holders with respect to their rights under the Agreement. Each

                                       47

Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold Seller, Servicer or Trustee accountable by reason of the disclosure of such Holder's name and address, regardless of the source from which such information was derived.

     Section 5.7 Maintenance of Office or Agency. Trustee shall maintain, or cause to be maintained, at its expense, in _________, an office or agency where
Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon Trustee in respect of the Certificates and this Agreement may be served. Trustee initially designates its office located at
________ for such purposes. Trustee shall give prompt written notice to Servicer and to Holders of any change in the location of any such office or agency.

     Section 5.8 Book Entry Certificates. Upon original issuance, the Class A
Certificates and the Class B Certificates, other than the Class A Certificate representing the residual amount of the Original Class A Certificate Balance and the Class B Certificate representing the residual amount of the Original Class B
Certificate Balance, which shall be issued upon the written order of Seller, shall be issued in the form of one or more typewritten Certificates representing the Book Entry Certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, Seller. Such Certificates shall initially be registered on the
Certificate Register in the name of CEDE & Co., the nominee of the initial
Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section
5.10. Unless and until definitive, fully registered Certificates ("Definitive
Certificates") have been issued to the Holders pursuant to Section 5.10:

          (a) the provisions of this Section 5.8 shall be in full force and effect;

          (b) Seller, Servicer and Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Holders) as the authorized representative of the
Certificate Owners;

          (c) to the extent that the provisions of this Section 5.8 conflict with any other provisions of this Agreement, the provisions of this Section 5.8 shall control;

          (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such
Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Holders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this
Agreement to distributions, notices, reports and statements to Holders shall refer to distributions,

          (e) notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency; and

          (f) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit

                                       48

distributions of principal and interest on the Certificates to the Clearing
Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing specified percentages of the aggregate outstanding principal balance of such Certificates, such direction or consent may be given by Certificate
Owners having interests in the requisite percentage, acting through the Clearing
Agency.

     Section 5.9 Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement unless and until
Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 5.10, Trustee shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

     Section 5.10 Definitive Certificates. If (a) (i) Servicer advises Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement and (ii) Trustee or Servicer is unable to locate a qualified successor, (b) Servicer, at its option, advises Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Servicer
Termination Event, Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the
Certificates, advise Trustee and the Clearing Agency through the Clearing Agency
Participants in writing that the continuation of a book-entry system through the
Clearing Agency is no longer in the Certificate Owners' best interests, then
Trustee shall notify the Clearing Agency which shall be responsible to notify the Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to Trustee by the Clearing Agency of the Certificates
registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive
Certificates in accordance with such instructions. Seller shall arrange for, and will bear all costs of, the printing and issuance of such Definitive
Certificates. Neither the Seller, Servicer nor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates, Trustee shall recognize the Holders of the Definitive Certificates as Holders hereunder.

                                   ARTICLE VI

                                     SELLER

     Section 6.1 Representations and Warranties of Seller. Seller makes the following representations and warranties, on which Trustee relies in accepting the Receivables and the other Trust Property in trust and executing and authenticating the Certificates. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

          (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a Delaware limited liability company in good standing under the laws of the

                                       49

State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other
Trust Property.

          (b) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with Trustee as Trust
Property; and the execution, delivery and performance of this Agreement and the
Related Agreements to which it is a party have been duly authorized by Seller by all necessary limited liability company action.

          (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, as amended, and (ii) the filing of
UCC financing statements.

          (d) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other
Trust Property conveyed by Seller to the Trust hereunder, enforceable against creditors of and purchasers from Seller; and each of this Agreement and the
Related Agreements to which it is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

          (e) No Violation. The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the organic documents of
Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

          (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement or any Related Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Related Agreement, (iii)
seeking any determination or ruling that might

                                       50

materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or any Related
Agreement or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

          (g) Chief Executive Office. The chief executive office of Seller is
[_______________].

          (h) The Seller agrees to provide notice of new issuances of
Certificates as may be required by and in accordance with Item 1121(a)(14) of
Regulation AB.

     Section 6.2 [Reserved].

     Section 6.3 Merger or Consolidation of Seller; Assumption of the
Obligations of Seller. Any Person (a) into which Seller may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which Seller is a party, or (c) that may succeed by purchase and assumption to all or substantially all of the business of Seller, where Seller in any of the foregoing cases is not the surviving entity, which corporation or other entity shall execute an agreement of assumption to perform every obligation of
Seller under this Agreement, shall be the successor to Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that (x) Servicer shall have delivered to Trustee an
Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, and (y) Servicer shall have delivered to Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. Seller shall promptly inform Trustee and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption, where Seller is not the surviving entity.

     Section 6.4 Limitation on Liability of Seller and Others. Seller and any
director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any Related Agreement (provided that such reliance shall not limit in any way
Seller's obligations under Section 3.2). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     Section 6.5 [Reserved].

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                                   ARTICLE VII

                                    SERVICER

     Section 7.1 Representations and Warranties of Servicer. Servicer makes the following representations and warranties on which Trustee relies in accepting the Receivables and the other Trust Property in trust and in authenticating the
Certificates. These representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust
Property to the Trust.

          (a) Organization and Good Standing. Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to service the Receivables and the other Trust Property.

          (b) Due Qualification. Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the
Receivables as required by this Agreement) shall require such qualifications.

          (c) Power and Authority. Servicer has the power, authority and legal right to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party have been duly authorized by Servicer by all necessary corporate action.

          (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement, the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements.

          (e) Binding Obligation. Each of this Agreement and the Related
Agreements to which it is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

          (f) No Violation. The execution, delivery and performance by Servicer of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material

                                       52

properties pursuant to the terms of, (i) the articles of association or bylaws of Servicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Servicer is a party or by which
Servicer is bound, or (iii) any law, order, rule or regulation applicable to
Servicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Servicer.

          (g) No Proceedings. There are no proceedings or investigations pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement, any Related Agreement or the Certificates, (ii)
seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Related Agreement,
(iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability of, this Agreement, any Related Agreement or the Certificates, or
(iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

     Section 7.2 Indemnities of Servicer. (a) Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

          (b) Servicer shall indemnify, defend and hold harmless Trustee,
Seller, the Holders and any of the officers, directors, employees and agents of
Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith (other than errors in judgment) of Servicer in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any subservicer under any subservicing agreement.

          (c) Servicer shall indemnify, defend and hold harmless Trustee and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or in the other Related Agreements, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes, or any taxes of any kind which may be asserted (but not including any Federal or other income taxes arising out of transactions contemplated by this Agreement and the other Related Agreements)
against the Trust, and costs and expenses in defending against the same.

          (d) Servicer shall indemnify, defend and hold harmless Trustee, Seller and the Holders or any of the officers, directors, employees and agents of
Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer (including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or subcustodian or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subcustodian or subservicing agreement or otherwise.

                                       53

          (e) Servicer shall indemnify, defend and hold harmless Trustee, Seller and the Holders or any of the directors, officers, employees and agents of
Trustee and Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by Servicer or any Affiliate thereof of any Financed
Vehicle.

Indemnification under this Section shall survive the resignation or removal of
Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

     Section 7.3 Merger or Consolidation of Servicer; Assumption of the
Obligations of Servicer. Any corporation or other entity (a) into which Servicer may be merged or consolidated, (b) that may result from any merger, conversion, or consolidation to which Servicer is a party, (c) that may succeed by purchase and assumption to all or substantially all of the business of Servicer or (d)
50% of the voting stock of which is owned directly or indirectly by [______], where, in the case of clauses (a), (b) and (c), Servicer is not the surviving entity, which corporation or other entity in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Servicer under this Agreement, shall be the successor to Servicer under this Agreement without any further act on the part of any of the parties to this Agreement; provided that, unless [______] is the surviving party to such transaction (x) Servicer shall have delivered to Trustee an Officer's Certificate and an Opinion of
Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, and (y) Servicer shall have delivered to Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Trustee in the
Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. Servicer shall promptly inform Trustee and each
Rating Agency of any such merger, conversion, consolidation or purchase and assumption where Servicer is not the surviving entity.

     Section 7.4 Limitation on Liability of Servicer and Others. (a) Neither
Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Holders, except as provided under this
Agreement, for any action taken or for refraining from the taking of any action by Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any such
Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties
(except for errors in judgment) or by reason of reckless disregard of obligations and duties under this Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                                       54

          (b) Except as provided in this Agreement, Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall be incidental to its duties to service the Receivables in accordance with this
Agreement, and that in its opinion may involve it in any expense or liability;
provided that Servicer may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of this
Agreement and the Related Agreements to protect the interests of the Holders under this Agreement and the Related Agreements. In such event, the legal expense and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

     Section 7.5 [______] Not To Resign as Servicer. Subject to the provisions of Section 7.3, [______] hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of [______] as Servicer shall be communicated to Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of the date upon which
Trustee or a successor Servicer has assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 8.2 or the date upon which any regulatory authority requires such resignation.

     Section 7.6 Servicer May Own Certificates. Servicer, and any Affiliate of
Servicer, may, in its individual or any other capacity, become the owner or pledgee of Certificates with the same rights as it would have if it were not
Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Holder", "Class A Holder" and "Class B Holder" in Section 1.1. Certificates
so owned by or pledged to Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise provided in the definitions of "Class A Holder" and "Class B Holder".

     Section 7.7 Existence. Subject to the provisions of Section 7.3, during the term of this Agreement, [______] will keep in full force and effect its existence, rights and franchises as a [ ] under the laws of the jurisdiction of its organization.

     Section 7.8 Use of Subservicers. Notwithstanding the foregoing, to the extent the Servicer engages any affiliate or third party vendor in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Seller in writing of such engagement. To the extent the Seller notifies the Servicer and the Trustee that it has determined that any such affiliate or third party vendor is a Servicing Function Participant, the
Servicer shall cause such Servicing Function Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.11 of this
Agreement and deliver such report to the Trustee as set forth in Section 3.13 of this Agreement. In addition, to the extent the Seller notifies the Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB (an
"Additional Servicer"), the Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.10 of this
Agreement and deliver such statement to the Trustee as set forth in Section 3.13 of this Agreement.

                                       55

     In addition, if the Seller determines any such Servicing Function
Participant would be a "servicer" within the meaning of Item 1101 of Regulation
AB, the Servicer shall cause such Servicing Function Participant to provide the
Seller and the Trustee the information required by Section 1108(b) and 1108(c)
of Regulation AB within two Business Days following such engagement. To the extent the Servicer terminates any such Servicing Function Participant that the
Seller has determined is a "servicer" within the meaning of Item 1101 of
Regulation AB, the Servicer shall provide the Seller and the Trustee the information required to enable the Trustee to accurately and timely report such event under Item 6.02 of Form 8-K (if the Trust's Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange
Act as set forth in Section 7.8.

                                  ARTICLE VIII

                              SERVICING TERMINATION

     Section 8.1 Servicer Termination Events. (a) Any one of the following events shall constitute a "Servicer Termination Event":

               (i) any failure by Servicer to deliver to Trustee a Servicer's
     Report for any Collection Period, which failure shall continue beyond the related Deposit Date;

               (ii) any failure by Servicer to deliver to any Account or the
     Reserve Account any payment or deposit required to be so delivered or paid under the terms of the Certificates and this Agreement, or to direct
     Trustee to make any required distribution from any Account or the Reserve
     Account, which failure shall continue unremedied for a period of five
     Business Days after written notice is received from the Trustee by Servicer or after discovery of such failure by Servicer (or, in the case of a payment or deposit to be made no later than a Deposit Date immediately preceding a Distribution Date, the failure to make such payment or deposit by such Distribution Date);

               (iii) any failure on the part of Servicer duly to observe or to perform in any material respect any other covenants or agreements set forth in the Certificates or in this Agreement, which failure shall (A)
     materially and adversely affect the rights of Holders (which determination shall be made without regard to whether funds are available to the Holders pursuant to the Reserve Account) and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to Servicer by
     Trustee, or (2) to Trustee and Servicer by the Holders of Certificates
     representing not less than 25% of the outstanding principal amount of the
     Certificates (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and Servicer delivers an Officer's
     Certificate to Trustee to such effect and to the effect that Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for
     Servicer, Seller, the Transferor, or any of their respective successors, in any bankruptcy, receivership, conservatorship, insolvency or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days; or

                                       56

               (iv) the consent by Servicer, Seller, the Transferor, or any of their respective successors, to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, receivership, conservatorship, insolvency or similar proceedings of or relating to such Person or relating to substantially all of its property, the admission in writing by such
     Person of its inability to pay its debts generally as they become due, the filing by such Person of a petition to take advantage of any applicable bankruptcy, receivership, conservatorship, insolvency or similar statute, the making by such Person of an assignment for the benefit of its creditors or the voluntary suspension by such Person of payment of its obligations.

Upon the occurrence of any Servicer Termination Event, and so long as a Servicer
Termination Event shall not have been remedied, either Trustee, or the Majority
Holders, by notice then given in writing to Servicer, may terminate all of the rights and obligations of Servicer (other than the obligations set forth in
Section 7.2) under this Agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, shall pass to and be vested in Trustee or such successor Servicer as may be appointed under Section 8.2 pursuant to this Section 8.1; and thereupon Trustee shall be authorized and empowered to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the Physical Damage
Insurance Policies, the certificates of title to the Financed Vehicles, or otherwise. Servicer shall cooperate with Trustee or any successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to Trustee or any successor Servicer for administration of all cash amounts that are at the time held by Servicer for deposit, shall have been deposited by Servicer in the Collection Account, or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that Trustee or such successor Servicer may require. In addition, Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer to the successor
Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the successor Servicer shall reasonably request. All reasonable out-of-pocket costs and expenses incurred by the successor Servicer in connection with the transfer of servicing shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. If any of the foregoing
Servicer Termination Events occur, Trustee shall have no obligation to notify
Holders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

     Section 8.2 Trustee to Act; Appointment of Successor Servicer. Upon
Servicer's resignation pursuant to Section 7.5 or upon Servicer's receipt of notice of termination as Servicer pursuant to Section 8.1, Trustee shall be the successor in all respects to Servicer in its capacity as Servicer under this
Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions of this Agreement, except that Trustee, when acting as successor Servicer, shall not be obligated to purchase Receivables pursuant to Section 3.7 unless the obligation to repurchase arose after the date of the notice of termination given to Servicer pursuant to Section 8.1, and neither Trustee nor any

                                       57

successor Servicer shall be liable for any acts or omissions of the terminated
Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related documents or agreements. As compensation therefor, Trustee shall be entitled to the same Servicing Fees
(whether payable out of the Collection Account or otherwise) and Supplemental
Servicing Fees as Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, Trustee may appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement; provided that Trustee shall continue to be the successor to
Servicer until another successor Servicer shall have assumed the responsibilities and obligations of Servicer. In connection with such appointment, Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree, which shall in no event be greater than the Servicing Fees and
Supplemental Servicing Fees payable to [______] as Servicer hereunder. Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No Servicer shall resign or be relieved of its duties under this Agreement until a newly appointed
Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

     Section 8.3 Effect of Servicing Transfer. (a) After the transfer of servicing hereunder, Trustee or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

          (b) Except as provided in Sections 7.2 and 9.8 after the transfer of servicing hereunder, the predecessor Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the predecessor Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the predecessor Servicer (properly endorsed where required for the successor
Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the predecessor Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements and the Physical Damage Insurance Policies.

          (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other Trust Property. The successor Servicer shall, upon its appointment pursuant to Section 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the predecessor Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

Without limiting the generality of the foregoing, the predecessor Servicer will be entitled to receive all accrued and unpaid servicing Fees and Supplemental
Servicing Fees through and including the effective date of the termination of the predecessor Servicer.

                                       58

          (d) Any successor Servicer shall provide Seller with access to the
Receivable Files and to the successor Servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of successor Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     Section 8.4 Notification to Holders. Upon any notice of a Servicer
Termination Event or upon any termination of, or appointment of a successor to,
Servicer pursuant to this Article VIII, Trustee shall give prompt written notice thereof to Holders at their respective addresses of record, and to each Rating
Agency.

     Section 8.5 Waiver of Past Servicer Termination Events. The Majority
Holders may, on behalf of all Holders of Certificates, waive any Servicer
Termination Event hereunder and its consequences, except an event resulting from the failure to make any required deposits or payments to the Collection Account in accordance with this Agreement. Upon any such waiver of a past Servicer
Termination Event, such event shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

     Section 8.6 Transfer of Accounts. Notwithstanding the provisions of Section
8.1, if any of the Accounts or the Reserve Account is maintained with Servicer or an Affiliate of Servicer and a Servicer Termination Event shall occur and be continuing, Servicer shall promptly, and in any event within five Business Days, give notice to Trustee of such Servicer Termination Event, and Trustee, within
_____ days after the receipt of such notice, shall establish new Eligible
Deposit Accounts conforming with the requirements of this Agreement and promptly shall transfer all funds in any such Accounts or the Reserve Account to such new
Eligible Deposit Accounts.

                                   ARTICLE IX

                                     TRUSTEE

     Section 9.1 Acceptance by Trustee. Trustee hereby acknowledges its acceptance of all right, title and interest in and to the Receivables and the other Trust Property conveyed by Seller pursuant to this Agreement and hereby declares that Trustee holds and shall hold such right, title and interest, upon the trust set forth in this Agreement.

     Section 9.2 Duties of Trustee. (a) Trustee, both prior to and after the curing of a Servicer Termination Event, undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against Trustee. If a Servicer
Termination Event, of which an Authorized Officer of Trustee has actual knowledge, shall have occurred and shall not have been cured (the appointment of a successor Servicer (including Trustee) to constitute a cure for the purposes of this Article), Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use

                                       59

the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;
provided that if Trustee assumes the duties of Servicer pursuant to Section 8.2,
Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

          (b) Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

          (c) No provision of this Agreement shall be construed to relieve
Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misfeasance or its own bad faith; provided that:

               (i) Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events that may have occurred, the duties and obligations of Trustee shall be determined solely by the express provisions of this Agreement; Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against Trustee; the permissible right of Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty; and, in the absence of bad faith on the part of Trustee, or manifest error, Trustee
     (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to Trustee and conforming to the requirements of this Agreement; Trustee shall not be personally liable for an error of judgment made in good faith by an officer of Trustee, unless it shall be proved that Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

               (ii) Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the Majority Holders, as set forth in Section 8.1, relating to the time, method and place of conducting any proceeding or any remedy available to Trustee, or exercising any trust or power conferred upon Trustee, under this Agreement.

          (d) Except for the willful misfeasance, bad faith or negligence of
Trustee, Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Trustee to perform, or be responsible for the manner of performance of, any of the obligations of Servicer under this Agreement except during such time, if any, as Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, Servicer in accordance with the terms of this Agreement.

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          (e) Except for actions expressly authorized by this Agreement, Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

          (f) Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to Trustee under this Agreement, adding any other investment, obligation or security, or withdrawing any Receivable, except for a withdrawal permitted under this Agreement.

     Section 9.3 Trustee's Certificate. As soon as practicable after each
Deposit Date on which Receivables shall be assigned to Servicer pursuant to
Section 2.4, 3.7 or 10.2, as applicable, Trustee shall execute a certificate, prepared by Servicer, including its date and the date of the Agreement, and accompanied by a copy of Servicer's Report for the related Collection Period.
Trustee's certificate shall operate, as of such Deposit Date, as an assignment pursuant to Section 9.4.

     Section 9.4 Trustee's Assignment of Purchased Receivables. With respect to all Receivables repurchased by Servicer pursuant to Section 2.4 or Section 10.2, or purchased by Servicer pursuant to Section 3.7 or Section 10.2, Trustee shall assign, without recourse, representation or warranty, to Servicer, all of
Trustee's right, title and interest in and to such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.1 with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that Servicer, may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the
Receivable, Trustee shall, at the expense of Servicer, take such steps as
Servicer, deems necessary to enforce the Receivable, including bringing suit in
Trustee's name or the names of the Holders.

     Section 9.5 Certain Matters Affecting Trustee.

     Except as otherwise provided in Section 9.2:

          (a) Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Trustee may consult with counsel knowledgeable in the area and any
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written Opinion of Counsel a copy of which shall be provided to Seller and Servicer.

          (c) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement, unless such Holders shall have offered to Trustee security or indemnity satisfactory to Trustee against the costs, expenses, and liabilities

                                       61

that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve Trustee of the obligations, upon the occurrence of a
Servicer Termination Event that is not timely cured or waived pursuant to
Section 8.5, to exercise such of the rights and powers vested in it by this
Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if Trustee assumes the duties of Servicer pursuant to
Section 8.2, Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

          (d) Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

          (e) Prior to the occurrence of a Servicer Termination Event and after the curing of all Servicer Termination Events that may have occurred, Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by the Majority Holders;
provided that if the payment within a reasonable time to Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Holders is, in the opinion of Trustee, not reasonably assured to Trustee by the security afforded to it by the terms of this Agreement, Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by Servicer, or, if paid by
Trustee, shall be reimbursed by Servicer upon demand. Nothing in this clause (e)
shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided further, that Trustee shall be entitled to make such further inquiry or investigation into such facts or matter as it may reasonably see fit, and if Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of Servicer, personally or by agent or attorney, at the sole cost and expense of Servicer.

          (f) Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorney, nominees or custodians except for (i) acts of ________ or any successor agent carrying out Trustee's obligations with respect to the preparation of Servicer Reports and (ii) acts of any other agent, attorney, nominee or custodian if (A) Trustee has not acted with due care in their appointment or (B) Seller has not consented to their appointment.

          (g) Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed
Vehicles for the purpose of establishing the presence or absence of defects, the compliance by Seller with its representations and warranties or for any other purpose. Trustee shall not be construed to be a guarantor of the performance of
Servicer, nor shall Trustee have any duty to monitor the performance of Servicer other than as expressly stated in this Agreement.

          (h) Trustee shall not be required to take notice or be deemed to have notice of any Servicer Termination Event hereunder, except a Servicer
Termination Event under Section

                                       62

8.1(a)(i), or (ii), unless Trustee shall be specifically notified in writing of such Servicer Termination Event by Servicer, Seller or any Holder. All notices or other instruments required by this Agreement to be delivered to Trustee shall be delivered at the Corporate Trust Office and, in the absence of such notice so delivered, Trustee may conclusively assume there is no Servicer Termination
Event except as aforesaid.

     Section 9.6 Trustee Not Liable for Certificates or Receivables. Trustee
assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the
Certificates). Except as expressly provided herein, Trustee makes no representations as to the validity or sufficiency of this Agreement or of the
Certificates (other than Trustee's execution of, and the certificate of authentication on, the Certificates), or of any Receivable or related document, or for the validity of the execution by Seller and Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Servicer under this Agreement except as herein set forth; but Trustee may require Servicer to provide full information and advice as to the performance of the aforesaid covenants, condition and agreements. Trustee (solely in its capacity as such) shall have no obligation to perform any of the duties of Servicer, except as explicitly set forth in this
Agreement. Trustee shall have no liability in connection with compliance of
Servicer with statutory or regulatory requirements to the Receivables. Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or Trustee. Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any
Financed Vehicle or (prior to the time, if any, that Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate funds sufficient to provide for the payments to be distributed to Holders under this Agreement, the existence, condition, location, and ownership of any Financed Vehicle, the existence and enforceability of the Insurance Policies, the existence and contents of any
Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any
Receivable, the compliance by Seller with any warranty or representation made under this Agreement or in any related document and the accuracy, of any such warranty or representation, prior to Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by Servicer or any loss resulting therefrom (it being understood that
Trustee shall remain responsible for any Trust Property that it may hold), the acts or omissions of Seller, Servicer, or any Obligor, any action of Servicer taken in the name of Trustee, or any action by Trustee taken at the instruction, of Servicer (provided that such instruction is not in express violation of the terms and provisions of this Agreement); provided that the foregoing shall not relieve Trustee of its obligation to perform its duties under this Agreement.
Except with respect to a claim based on the failure of Trustee to perform its duties under this Agreement (whether in its capacity as Trustee or as successor
Servicer) or based on Trustee's willful misconduct, negligence, or bad faith, or based on Trustee's breach of a representation and warranty contained in Section
9.14, no recourse shall be had to Trustee (whether in its individual capacity or as Trustee) for any claim based on any provision of this Agreement, the
Certificates, or any Receivable or assignment

                                       63

thereof against Trustee in its individual capacity; Trustee shall not have any personal obligation, liability, or duty whatsoever to any Holder or any other
Person with respect to any such claim. Trustee shall not be accountable for the use or application by Seller of the proceeds of such Certificates, or for the use or application of any funds paid to Servicer in respect of the Receivables prior to the time such amounts are deposited in the Collection Account (whether or not the Collection Account is maintained with Trustee). Trustee shall have no liability for any losses from the investment or reinvestment in Eligible
Investments made in accordance with Section 4.1.

     Section 9.7 Trustee May Own Certificates. Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 9.8 Trustee's Fees and Expenses. Servicer agrees to pay to Trustee, and Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as Trustee, and Servicer shall pay or reimburse Trustee upon its request for all reasonable expenses (including expenses incurred in connection with notices or other communications to
Holders), disbursements and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance, or bad faith. Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement.

     Section 9.9 Eligibility Requirements for Trustee. Trustee shall at all times be organized and doing business under the banking laws of the United
States or of any state thereof, shall be authorized under such laws to exercise corporate trust powers, shall have a consolidated net worth of at least
$50,000,000 and shall be subject to supervision or examination by federal or state banking authorities. If Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.9, the consolidated net worth of such Trustee shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

     Section 9.10 Resignation or Removal of Trustee. (a) Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to Servicer. Upon receiving such notice of resignation,
Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning
Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the

                                       64

appointment of a successor Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor Trustee shall in no event relieve the resigning Trustee from any obligations otherwise imposed on it under this Agreement and the Related Agreements until such successor
Trustee has in fact assumed such appointment.

          (b) If at any time Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by Servicer, or if at any time Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of Trustee or of its property shall be appointed, or any public officer shall take charge or control of Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Servicer may remove Trustee. If Trustee is removed under the authority of the immediately preceding sentence, Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to Trustee so removed, the successor Trustee, the Holders at their respective addresses of record and the Rating Agencies.

          (c) Any resignation or removal of Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.11.

          (d) The respective obligations of Seller and Servicer described in this Agreement shall survive the removal or resignation of Trustee as provided in this Agreement.

     Section 9.11 Successor Trustee. (a) Any successor Trustee appointed pursuant to Section 9.10 shall execute, acknowledge, and deliver to Servicer and to its predecessor Trustee an instrument accepting such appointment under this
Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

          (b) No successor Trustee shall accept appointment as provided in this
Section 9.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.9.

          (c) Upon acceptance of appointment by a successor Trustee pursuant to this Section 9.11, Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Holders at their respective addresses of record and to the Rating Agencies. If Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor
Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Servicer. No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

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     Section 9.12 Merger or Consolidation of Trustee; Assumption of Obligations
of Trustee. Any corporation or banking association which is eligible to be a successor Trustee under Section 9.9 (a) into which Trustee may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which Trustee shall be a party, or (c) that may succeed by purchase and assumption to the business of Trustee, where Trustee is not the surviving entity, which corporation or banking association executes an agreement of assumption to perform every obligation of Trustee under this Agreement, shall be the successor of Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Trustee shall promptly notify Servicer and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where Trustee is not the surviving entity.

     Section 9.13 Appointment of Co-Trustee or Separate Trustee. (a)
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located,
Servicer and Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by Trustee to act as co-trustee, jointly with Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.13, such powers, duties, obligations, rights, and trusts as Servicer and Trustee may consider necessary or desirable. If Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.9 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 9.11. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, Trustee shall not be relieved of any of its obligations under this Agreement.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties, and obligations conferred or imposed upon Trustee shall be conferred upon and exercised or performed by
     Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to Servicer under this Agreement), Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the
     Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Trustee.

               (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                                       66

               (iii) Servicer and Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Trustee or separately, as may be provided therein, subject to all the provisions of this
Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Trustee.
Each such instrument shall be filed with Trustee and a copy thereof given to
Servicer.

          (d) Any separate trustee or co-trustee may, at any time, appoint
Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Trustee shall promptly notify Servicer and each Rating Agency of any appointment made pursuant to this Section 9.13.

     Section 9.14 Representations and Warranties of Trustee. Trustee makes the following representations and warranties on which Seller, Servicer, and Holders may rely:

          (a) Organization and Good Standing. Trustee is a
[____________________] duly organized, validly existing, and in good standing under the laws of ____________.

          (b) Power and Authority. Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and the Related Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement and the Related Agreements to which it is a party.

          (c) Enforceability. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by Trustee and this
Agreement and such Related Agreements constitute legal, valid and binding obligations of Trustee enforceable against Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by equitable limitations on the availability of specific remedies.

          (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Trustee of this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

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          (e) No Violation. The execution, delivery and performance by Trustee of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of the terms and provisions of, constitute (with or without notice or lapse of a default under, or result in the creation or disposition of any Lien upon any of its properties pursuant to the terms of (i) the articles of association or by-laws of Trustee, (ii) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Trustee is a party or by which Trustee is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to Trustee or its properties of any federal or state regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over Trustee or any of its properties.

     Section 9.15 Reports by Trustee. Trustee shall provide to any Holder or
Certificate Owner who so requests in writing (addressed to the Corporate Trust
Office) a copy of any Servicer's Report, the annual statement described in
Section 3.10, and the annual accountant's examination described in Section 3.11.
Trustee may require any Holder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of Trustee's complying with such request.

     Section 9.16 Tax Returns. Servicer shall prepare or shall cause to be prepared any tax returns on Form 1065 (or other applicable form) required to be filed by the Trust and shall remit such returns to Trustee for signature at least five days before such returns are due to be filed. Trustee, upon request, will furnish Servicer with all such information actually known to an Authorized
Officer of Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. Servicer shall prepare the tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder.

     Section 9.17 Trustee May Enforce Claims Without Possession of Certificates.
All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by Trustee without the possession of any of the
Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

                                    ARTICLE X

                                   TERMINATION

     Section 10.1 Termination of the Trust. (a) The Trust, and the respective obligations and responsibilities of Seller, Servicer and Trustee hereunder, shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribution Date next succeeding the purchase by Servicer at its option, pursuant to Section 10.2, of the Receivables (other than
Defaulted Receivables) remaining in the Trust, (ii) the payment to Holders of all amounts required to be paid to them pursuant to this Agreement or (iii) the
Distribution Date next succeeding the month which is six months after the maturity or the liquidation of the last

                                       68

Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts. Servicer
shall promptly notify Trustee of any prospective termination pursuant to this
Section 10.1.

          (b) Notice of any termination, specifying the Distribution Date upon which the Holders may surrender the Certificates to Trustee for payment of the final distribution and cancellation, shall be given promptly by Trustee by letter to Holders of record and the Rating Agencies mailed not earlier than the
15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the office of Trustee therein specified. Upon presentation and surrender of the Certificates, Trustee shall cause to be distributed to Holders amounts distributable on such Distribution Date pursuant to Section 4.5. Amounts remaining in the Trust after distribution, or after setting aside all funds required for distribution, to the Holders shall be distributed to the
Transferor.

          (c) In the event that all of the Holders shall not surrender their
Certificates for cancellation within six months after the date specified in the above-mentioned written notice, Trustee shall give a second written notice to the remaining Holders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Trustee shall after giving such notice to deliver or cause to be delivered to Servicer the Certificate
Register. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this
Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by Trustee to the Transferor.

     Section 10.2 Optional Purchase of All Receivables. If the Pool Factor shall be .0500000 or less as of the last day of any Collection Period, Servicer shall have the option to purchase the remaining Trust Property on any Distribution
Date occurring in a subsequent Collection Period. To exercise such option,
Servicer shall deposit the aggregate Purchase Amount for the remaining
Receivables (other than Defaulted Receivables) into the Collection Account on the Deposit Date occurring in the month in which such repurchase is to be effected. The payment shall be made in the manner specified in Section 4.4, and shall be distributed pursuant to Section 4.5. Upon such payment Servicer shall succeed to and own all interests in and to the Trust Property (subject to the rights of the Holders to receive a final distribution on the related
Distribution Date).

                                   ARTICLE XI

                          COMPLIANCE WITH REGULATION AB

     Section 11.1 Intent of the Parties; Reasonableness. The Seller, the Trustee
and the Servicer acknowledge and agree that the purpose of this Article XI is to facilitate compliance by

                                       69

the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. The Seller shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Seller's compliance with the Securities Act, the Exchange Act and the rules and regulations of the
Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee agrees to cooperate in good faith with any reasonable request by the Seller for information regarding the Trustee which is required in order to enable the
Seller to comply with the provisions of Items 1103(a)(1), 1109(a), 1109(b),
1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Trustee or to the Trustee's obligations under this Agreement. The Servicer shall cooperate fully with the Seller to deliver to the Seller (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller to permit the Seller to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Accounts, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

     Section 11.2. Additional Representations and Warranties of the Trustee. The
Trustee shall be deemed to represent to the Seller, as of the date on which information is provided to the Seller under Section 3.13(g) that, except as disclosed in writing to the Seller prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Trustee of this Agreement, the performance by the Trustee of its obligations under this
Agreement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee's ability to perform its obligations under this Agreement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into this Agreement or to perform its obligations under this Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     Section 12.1 Amendment. (a) This Agreement may be amended by Seller,
Servicer and Trustee, without the consent of any of the Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the
Holders; provided that such action shall not, as evidenced by an Opinion of
Counsel to Seller delivered to Trustee, materially and adversely affect the interests of any Holder.

          (b) This Agreement may be amended by Seller, Servicer and Trustee without the consent of any of the Holders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job

                                       70

Protection Act of 1996," or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election;
it being a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding
Certificates with respect to which it is a Rating Agency.

          (c) This Agreement may be amended by Seller, Servicer and Trustee without the consent of any of the Holders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (i) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP") by Seller to the Trust, (ii)
the Trust to avoid becoming a member of Seller's consolidated group under GAAP;
or (iii) the Seller, the Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the
Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Certificates with respect to which it is a Rating Agency.

          (d) This Agreement may also be amended from time to time by Seller,
Servicer and Trustee, with the consent of the Majority Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the
Holders; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate without the consent of all adversely affected Holders, (ii)
reduce the percentage of the aggregate outstanding principal balance of the
Certificates, the Holders of which are required to consent to any such amendment, without the consent of all Holders, (iii) materially and adversely affect the interests of either the Class A Holders or the Class B Holders without the consent of the Holders of Class A Certificates or Class B
Certificates, as the case may be, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or the Class
B Certificates, as the case may be, or (iv) cause either Rating Agency to downgrade or withdraw its rating of the Class A Certificates or the Class B
Certificates without the consent of Holders of Class A Certificates or Class B
Certificates, as the case may be, evidencing more than 66 2/3% of the aggregate outstanding principal balance of the Class A Certificates or the Class B
Certificates, as the case may be. Promptly after the execution of any such amendment or consent, Trustee shall furnish written notification of the substance of such amendment or consent to each Holder.

          (e) It shall not be necessary for the consent of Holders pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable requirements as Trustee may prescribe.

                                       71

          (f) Notice of any amendment of this Agreement shall be sent by
Servicer to each Rating Agency, at such address as such Rating Agency may from time to time specify in writing. In connection with any amendment pursuant to this Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

     Section 12.2 Protection of Title to Trust Property. (a) Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the
Holders and Trustee under this Agreement in the Trust Property and in the proceeds thereof. Servicer shall deliver (or cause to be delivered) to Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. If Servicer fails to perform its obligations under this subsection, Trustee may (but shall not be obligated
to) do so, at the expense of Servicer.

          (b) Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Servicer in accordance with subsection (a) misleading within the meaning of the UCC, unless it shall have given Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) Seller and Servicer shall give Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Seller and Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such
Receivable.

          (e) Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to Trustee,
Servicer's master computer records (including archives) that shall refer to a
Receivable indicate clearly that such Receivable is owned by the Trust.
Indication of the Trust's ownership of a Receivable shall be deleted from or modified on Servicer's computer systems when, and only when, the Receivable shall be paid or shall become a Purchased Receivable. If at any time Seller, the
Transferor or Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle loans and/or retail installment sales contracts to any prospective purchaser, lender or other transferee,
Seller, Transferor or Servicer, as the case may be, shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored

                                       72

from archives) that, if they shall refer in any manner whatsoever to any
Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

          (f) Upon request, Servicer, at its expense, shall furnish to Trustee, within thirty days, a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to each Schedule of Receivables and to each of Servicer's Reports furnished pursuant to Section 3.9 indicating removal of Receivables from the Trust.

          (g) Servicer shall deliver to Trustee upon the Closing Date, and upon the execution and delivery of each amendment, if any, of this Agreement an
Opinion of Counsel to Servicer either stating that, in the opinion of such counsel, no filings or other action, other than the filings required in the appropriate filing offices as described in such opinion, are necessary to perfect and maintain (A) the security interest of Trustee in the Financed
Vehicles, subject to the exceptions stated therein, and the interest of Trustee in the Receivables and the proceeds thereof against third parties, subject to the exceptions stated therein, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action shall be necessary to perfect or complete the perfected status of such interest.

               (i) Servicer shall permit Trustee and its agents, at the expense of Trustee (except after a Servicer Termination Event, in which case such cost will be at the expense of Servicer), at any time to inspect, audit and make copies of and abstracts from Servicer's records regarding any
     Receivables then or previously included in the Trust.

     Section 12.3 Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, or entitle the Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

          (b) No Holder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the
Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Holder be under any liability to any third party by reason of any action taken pursuant to any provision of this
Agreement.

          (c) No Holder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless, with respect to the Class A Certificates, Class A Holders evidencing [not less than a majority]
of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, Class B Holders evidencing [not less than a majority] of the aggregate outstanding principal balance of the Class B
Certificates, shall have made written request upon Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to Trustee such reasonable indemnity as it may require

                                       73

against the costs, expenses and liabilities to be incurred therein or thereby, and Trustee, for ___ days after its receipt of such notice, request and offer of indemnity satisfactory to it, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Class A Holders or Class B
Holders, as the case may be. For the protection and enforcement of the provisions of this Section each Holder and Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 12.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW
PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; EXCEPT THAT THE GRANT OF A
SECURITY INTEREST IN THE RESERVE ACCOUNT PROPERTY AND THE PERFECTION, EFFECT OF
PERFECTION, AND PRIORITY OF SUCH SECURITY INTEREST SHALL BE GOVERNED BY THE LAWS
OF THE STATE OF ______________.

     Section 12.5 Notices. All demands, notices, and communications under this
Agreement shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Seller to BAS
Securitization LLC, Bank of America Corporate Center, 100 North Tryon Street,
NC1-007-10-07, Charlotte, North Carolina 28255, Attention: _______________; (b)
in the case of Servicer, to [_______________], Attention: ______________; (c) in
the case of Trustee, at the Corporate Trust Office, facsimile number:
______________; (d) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS Monitoring Department,
99 Church Street, New York, New York 10007, facsimile number: (212) 553-3850;
(e) in the case of Standard & Poor's Ratings Service, a division of The
McGraw-Hill Companies, Inc., at the following address: Standard & Poor's Ratings
Service, a division of The McGraw-Hill Companies, Inc., 25 Broadway, 15th Floor,
New York, New York 10004, Attention: Asset Backed Surveillance Department,
facsimile number: (212) 208-0030; and (f) in the case of Fitch, to
__________________. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the
Holder shall receive such notice.

     Section 12.6 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this
Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the
Holders thereof.

                                       74

     Section 12.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 2.5, 3.1, 6.3 and 7.3, this Agreement may not be assigned by Seller or Servicer. This Agreement may not be assigned by
Trustee except as provided by Sections 9.10 through 9.13.

     Section 12.8 Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by Trustee pursuant to Section 5.1, each Certificate shall be deemed fully paid.

     Section 12.9 Intention of Parties. (a) The execution and delivery of this
Agreement shall constitute an acknowledgment by Seller and Trustee, on behalf of the Holders, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any liens, from Seller to the Trust, and that the Receivables and the other Trust Property shall not be a part of Seller's estate in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Holders to the Seller, the parties intend that Seller shall have granted to Trustee a security interest in all of Seller's right, title and interest in and to the
Trust Property conveyed to the Trust pursuant to Section 2.1, and that this
Agreement shall constitute a security agreement under applicable law.

          (b) The execution and delivery of this Agreement shall constitute an acknowledgment by Seller and Trustee on behalf of the Holders that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under
Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the
Holders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

     Section 12.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 12.11 Further Assurances. Seller and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement, including without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 12.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and

                                       75

privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 12.13 Insolvency. The Servicer, Seller and Trustee shall each notify the Seller and the Trustee of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Servicer, Seller or Trustee at least two
Business Days prior to the effective date thereof and shall provide the Seller and the Trustee with all information required by the Seller to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

     Section 12.14 Regulation AB Compliance; Intent of Parties; Reasonableness.
The parties hereto acknowledge that interpretations of the requirements of
Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Seller in good faith for delivery of information under these provisions on the basis of evolving interpretations of
Regulation AB. In connection with the Trust, the Servicer and the Trustee shall cooperate fully with the Seller to deliver to the Seller (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Seller to permit the Seller to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Seller to be necessary in order to effect such compliance.

                                       76

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        BAS SECURITIZATION LLC

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [___________________________], Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        __________________________________ BANK,

                                        Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       77

                                   SCHEDULE A

                          LOCATION OF RECEIVABLE FILES

[____________________________________]

                                 Schedule A - 1

                                   SCHEDULE B

                             SCHEDULE OF RECEIVABLES

                                 Schedule B - 1

                           FORM OF CLASS A CERTIFICATE

                                                                       EXHIBIT A

                         [____________________________]

                    _____% ASSET BACKED CERTIFICATE, CLASS A

Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables")
secured by the new and used automobiles and light duty trucks financed thereby
(the "Financed Vehicles") and sold to the Trust by BAS Securitization LLC.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND
DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
[_____________________________]. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT
DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER ____________                     CUSIP _____________________
                                        $__________________________
                                        Original Certificate Amount

                               Exhibit A - Page 1

     THIS CERTIFIES THAT ___________________ is the registered owner of a
______________ dollars, nonassessable, fully paid, fractional undivided interest in [_________________] (the "Trust") formed pursuant to a Pooling and Servicing
Agreement dated as of ___________, 200[__] (the "Agreement") among BAS
Securitization LLC (the "Seller"), [__________________](the "Servicer") and
_____________ Bank, a _______________ corporation, as trustee (the "Trustee").

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "_____% Asset Backed
Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "_____% Asset Backed
Certificates, Class B" (the "Class B Certificates"). The Class A Certificates
and the Class B Certificates are hereinafter collectively called the
"Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement)
a pool of Receivables, certain monies received under the Receivables after
___________ __, 200[__] (the "Cutoff Date"), security interests in the Financed
Vehicles, and proceeds of the foregoing.

     Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class A Distribution Account, on the _th day of each month or, if such _th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing
_________ __, 200[__], to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Collection
Period (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Class A Holders pursuant to the Agreement on such
Distribution Date.

     Distributions on this Certificate will be made by Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the
Agreement and notwithstanding the above, the final distribution on this
Certificate will be made after due notice by Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by Trustee.

     This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                               Exhibit A - Page 2

     Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.

     IN WITNESS WHEREOF, Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                        [______________________________________]

                                        By:                                BANK,
                                            ------------------------------
                                        as Trustee

                                        By:
                                            ------------------------------------
                                        Authorized Officer
                                        DATED:
                                               ---------------------------------

                                        [SEAL]

                                        ATTEST:

                                        ----------------------------------------
                                        Authorized Officer

Trustee's Certificate of Authentication:

     This is one of the Class A Certificates referred to in the within-mentioned
Agreement.

                                                                           BANK,
                                        ----------------------------------
                                        as Trustee

                                        By:
                                            ------------------------------------
                                        Authorized Officer

                               Exhibit A - Page 3

                           FORM OF CLASS B CERTIFICATE

                                                                       EXHIBIT B

                         [_____________________________]

                    _____% ASSET BACKED CERTIFICATE, CLASS B

Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables")
secured by the new and used automobiles and light duty trucks financed thereby
(the "Financed Vehicles") and sold to the Trust by BAS Securitization LLC.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND
DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF [_________________________]
THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR
GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER ____________                     CUSIP _____________________
                                        $__________________________
                                        Original Certificate Amount

                               Exhibit B - Page 1

     THIS CERTIFIES THAT ________________ is the registered owner of a
_________________ dollars, nonassessable, fully paid, fractional undivided interest in the [__________________] (the "Trust") formed pursuant to a Pooling and Servicing Agreement dated as of ________ __, 200[__] (the "Agreement") among
BAS Securitization LLC, a Delaware limited liability company (the "Seller"),
[_____________________] (the "Servicer") and _____________ Bank, a _____________
corporation, as trustee (the "Trustee").

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "_____% Asset Backed
Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "_____% Asset Backed
Certificates, Class A" (the "Class A Certificates"). The Class A Certificates
and the Class B Certificates are hereinafter collectively called the
"Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement)
a pool of Receivables, certain monies received under the Receivables after
________ __, 200[__] (the "Cutoff Date"), security interests in the Financed
Vehicles, and proceeds of the foregoing. The rights of the Holder of the Class B
Certificates are subordinated to the rights of the Holders of the Class A
Certificates to the extent set forth in the Agreement.

     Subject to the terms and conditions of the Agreement (including the availability of funds for distributions and the subordination of the Class B
Certificates) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class B Distribution Account, on the _th day of each month or, if such _th day is not a Business Day, the next succeeding Business
Day (each such date, a "Distribution Date"), commencing _______ _, 200[__], to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Collection Period (the "Record Date"), such
Holder's fractional undivided interest in the amounts to be distributed to Class
B Holders pursuant to the Agreement on such Distribution Date.

     Distributions on this Certificate will be made by Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the
Agreement and notwithstanding the above, the final distribution on this
Certificate will be made after due notice by Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by Trustee.

     This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                               Exhibit B - Page 2

     Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.

     IN WITNESS WHEREOF, Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                        [______________________________________]

                                        By:                     BANK, as Trustee
                                            -------------------

                                        By:
                                            ------------------------------------
                                        Authorized officer
                                        DATED:
                                               ---------------------------------

                                        [SEAL]

                                        ATTEST:

                                        ----------------------------------------
                                        Authorized Officer

Trustee's Certificate of Authentication:

     This is one of the Class B Certificates referred to in the within-mentioned
Agreement.

                                                                BANK, as Trustee
                                        -----------------------

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                               Exhibit B - Page 3

                                    EXHIBIT C

                            Form of Servicer's Report

                                    EXHIBIT D

                              Form of Certification

     I, [________], a [_____________] of [__________] (the "Servicer"), certify that:

1.   I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
     Form 10-K of the [________] Trust (the "Exchange Act Periodic Reports");

2.   Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.   I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of
     Regulation AB, and except as disclosed in the Exchange Act Periodic
     Reports, the servicer has fulfilled its obligations under the pooling and servicing agreement, dated __________ ___, 20___, among BAS Securitization
     LLC, as seller, [__________], as servicer, and [__________], as trustee;
     and

5.   All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
     1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d- 18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [__________].

                                              [_________], 20

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT E

                              FORM OF CERTIFICATION

         The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   I have reviewed the annual report on Form 10-K for the fiscal year [___]
     (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the
     Annual Report, the "Reports"), of the Trust;

2.   To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3.   To my knowledge, the distribution information required to be provided by the Trustee under the pooling and servicing agreement, dated _______, 20__, among BAS Securitization LLC, as seller, [__________], as servicer, and
     [__________], as trustee (the "Pooling and Servicing Agreement") for inclusion in the Reports is included in the Reports;

4.   I am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.   The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and
     Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the
     Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                              [__________]
                                                              as Trustee

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT F

                           Relevant Servicing Criteria

----------------------------------------------------------------------------------------------------------------------
                                 SERVICING CRITERIA                                        PARTIES RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
       REFERENCE                                  CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                      GENERAL SERVICING CONSIDERATIONS
----------------------------------------------------------------------------------------------------------------------

1122(d)(1)(i)          Policies and procedures are instituted to monitor any         Servicer and Trustee
                       performance or other triggers and events of default in
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)         If any material servicing activities are outsourced to        Servicer and Trustee
                       third parties, policies and procedures are instituted to
                       monitor the third party's performance and compliance with
                       such servicing activities.
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)        Any requirements in the transaction agreements to             Not applicable
                       maintain a back-up servicer for the mortgage loans are
                       maintained.
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)         A fidelity bond and errors and omissions policy is in         Servicer
                       effect on the party participating in the servicing
                       function throughout the reporting period in the amount of
                       coverage required by and otherwise in accordance with the
                       terms of the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                                     CASH COLLECTION AND ADMINISTRATION
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)          Payments on mortgage loans are deposited into the             Servicer and Trustee
                       appropriate custodial bank accounts and related bank
                       clearing accounts no more than two business days
                       following receipt, or such other number of days specified
                       in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)         Disbursements made via wire transfer on behalf of an          Servicer and Trustee
                       obligor or to an investor are made only by authorized
                       personnel.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)        Advances of funds or guarantees regarding collections,        Servicer and Trustee
                       cash flows or distributions, and any interest or other
                       fees charged for such advances, are made, reviewed and
                       approved as specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)         The related accounts for the transaction, such as cash        Trustee and Servicer
                       reserve accounts or accounts established as a form of
                       overcollateralization, are separately maintained (e.g.,
                       with respect to commingling of cash) as set forth in the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                 SERVICING CRITERIA                                        PARTIES RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
       REFERENCE                                  CRITERIA
----------------------------------------------------------------------------------------------------------------------

1122(d)(2)(v)          Each custodial account is maintained at a federally insured   Servicer and Trustee
                       depository institution as set forth in the transaction
                       agreements.  For purposes of this criterion, "federally
                       insured depository institution" with respect to a foreign
                       financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                       Securities Exchange Act.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent
                       unauthorized Servicer and Trustee access.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)        Reconciliations are prepared on a monthly basis for all       Servicer and Trustee
                       asset-backed securities related bank accounts, including
                       custodial accounts and related bank clearing accounts.
                       These reconciliations are (A) mathematically accurate;
                       (B) prepared within 30 calendar days after the bank
                       statement cutoff date, or such other number of days
                       specified in the transaction agreements; (C) reviewed and
                       approved by someone other than the person who prepared
                       the reconciliation; and (D) contain explanations for
                       reconciling items. These reconciling items are resolved
                       within 90 calendar days of their original identification,
                       or such other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
                                     INVESTOR REMITTANCES AND REPORTING
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)          Reports to investors, including those to be filed with the    Servicer and Trustee
                       Commission, are maintained in accordance with the
                       transaction agreements and applicable Commission
                       requirements. Specifically, such reports (A) are prepared
                       in accordance with timeframes and other terms set forth
                       in the transaction agreements; (B) provide information
                       calculated in accordance with the terms specified in the
                       transaction agreements; (C) are filed with the Commission
                       as required by its rules and regulations; and (D) agree
                       with investors' or the trustee's records as to the total
                       unpaid principal balance and number of mortgage loans
                       serviced by the Servicer.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)         Amounts due to investors are allocated and remitted in
                       Servicer and Trustee accordance with timeframes,
                       distribution priority and other terms set forth in the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)        Disbursements made to an investor are posted within two       Servicer and Trustee
                       business days to the Servicer's investor records, or such
                       other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)         Amounts remitted to investors per the investor reports        Servicer and Trustee
                       agree with cancelled checks, or other form of payment, or
                       custodial bank statements.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                 SERVICING CRITERIA                                        PARTIES RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
       REFERENCE                                  CRITERIA
----------------------------------------------------------------------------------------------------------------------
                                         POOL ASSET ADMINISTRATION
----------------------------------------------------------------------------------------------------------------------

1122(d)(4)(i)          Collateral or security on mortgage loans is maintained as     Custodian and Servicer
                       required by the transaction agreements or related
                       mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)         Mortgage loan and related documents are safeguarded as        Custodian and Servicer
                       required by the transaction agreements
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)        Any additions, removals or substitutions to the asset         Servicer
                       pool are made, reviewed and approved in accordance with
                       any conditions or requirements in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)         Payments on mortgage loans, including any payoffs, made       Servicer
                       in accordance with the related mortgage loan documents
                       are posted to the Servicer's obligor records maintained
                       no more than two business days after receipt, or such
                       other number of days specified in the transaction
                       agreements, and allocated to principal, interest or other
                       items (e.g., escrow) in accordance with the related
                       mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)          The Servicer's records regarding the mortgage loans agree     Servicer
                       with the Servicer's records with respect to an obligor's
                       unpaid principal balance.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)         Changes with respect to the terms or status of an             Servicer
                       obligor's mortgage loans (e.g., loan modifications or
                       re-agings) are made, reviewed and approved by authorized
                       personnel in accordance with the transaction agreements
                       and related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)        Loss mitigation or recovery actions (e.g., forbearance        Servicer
                       plans, modifications and deeds in lieu of foreclosure,
                       foreclosures and repossessions, as applicable) are
                       initiated, conducted and concluded in accordance with the
                       timeframes or other requirements established by the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)       Records documenting collection efforts are maintained         Servicer
                       during the period a mortgage loan is delinquent in
                       accordance with the transaction agreements. Such records
                       are maintained on at least a monthly basis, or such other
                       period specified in the transaction agreements, and
                       describe the entity's activities in monitoring delinquent
                       mortgage loans including, for example, phone calls,
                       letters and payment rescheduling plans in cases where
                       delinquency is deemed temporary (e.g., illness or
                       unemployment).

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                 SERVICING CRITERIA                                        PARTIES RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
       REFERENCE                                  CRITERIA
----------------------------------------------------------------------------------------------------------------------

1122(d)(4)(ix)         Adjustments to interest rates or rates of return for          Servicer
                       mortgage  loans with variable rates are computed
                       based on the related mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)          Regarding any funds held in trust for an obligor (such as     Servicer
                       escrow accounts): (A) such funds are analyzed, in
                       accordance with the obligor's mortgage loan documents, on
                       at least an annual basis, or such other period specified
                       in the transaction agreements; (B) interest on such funds
                       is paid, or credited, to obligors in accordance with
                       applicable mortgage loan documents and state laws; and
                       (C) such funds are returned to the obligor within 30
                       calendar days of full repayment of the related mortgage
                       loans, or such other number of days specified in the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)         Payments made on behalf of an obligor (such as tax or         Servicer
                       insurance payments) are made on or before the related
                       penalty or expiration dates, as indicated on the
                       appropriate bills or notices for such payments, provided
                       that such support has been received by the servicer at
                       least 30 calendar days prior to these dates, or such
                       other number of days specified in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)        Any late payment penalties in connection with any payment     Servicer
                       to be made on behalf of an obligor are paid from the
                       servicer's funds and not charged to the obligor, unless
                       the late payment was due to the obligor's error or
                       omission.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)       Disbursements made on behalf of an obligor are posted         Servicer
                       within two business days to the obligor's records
                       maintained by the servicer, or such other number of days
                       specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)        Delinquencies, charge-offs and uncollectible accounts are     Servicer and Trustee
                       recognized and recorded in accordance with the
                       transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)         Any external enhancement or other support, identified in  Servicer and Trustee
                       Item 1114(a)(1) through (3) or Item 1115 of Regulation
                       AB, is maintained as set forth in the transaction
                       agreements.
----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT G-1

                         Additional Form 10-D Disclosure

----------------------------------------------------------------------------------------------------------------------
                     ITEM ON FORM 10-D                                          PARTY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------

Item 1: Distribution and Pool Performance Information        Servicer and Trustee

Any information required by 1121 which is NOT included on
the Monthly Statement
----------------------------------------------------------------------------------------------------------------------
Item 2: Legal Proceedings per Item 1117 of Reg AB            (i) All parties to the PSA (as to themselves), (ii) the
                                                             Servicer and Trustee as to the issuing entity, (iii)
                                                             the Seller as to the sponsor, any 1106(b) originator,
                                                             any 1100(d)(1) party
----------------------------------------------------------------------------------------------------------------------
Item 3:  Sale of Securities and Use of Proceeds              Seller
----------------------------------------------------------------------------------------------------------------------
Item 4:  Defaults Upon Senior Securities                     Trustee
----------------------------------------------------------------------------------------------------------------------
Item 5:  Submission of Matters to a Vote of Security         Trustee
Holders
----------------------------------------------------------------------------------------------------------------------
Item 6:  Significant Obligors of Pool Assets                 Seller / Servicer
----------------------------------------------------------------------------------------------------------------------
Item 7: Significant Enhancement Provider Information         As to information required pursuant to Item 1114(b)(2),
                                                             Seller and, as to information required pursuant
                                                             to Item 1115(b), Trustee
----------------------------------------------------------------------------------------------------------------------
Item 8:  Other Information                                   Any party responsible for disclosure items on Form 8-K
----------------------------------------------------------------------------------------------------------------------
Item 9:  Exhibits                                            Trustee
----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT G-2

                         Additional Form 10-K Disclosure

----------------------------------------------------------------------------------------------------------------------
                     ITEM ON FORM 10-K                                          PARTY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------

Item 1B: Unresolved Staff Comments                           Seller
----------------------------------------------------------------------------------------------------------------------
Item 9B:  Other Information                                  Any party responsible for disclosure items on Form 8-K
----------------------------------------------------------------------------------------------------------------------
Item 15:  Exhibits, Financial Statement Schedules            Trustee/Seller
----------------------------------------------------------------------------------------------------------------------
Additional Item:  Disclosure per Item 1117 of Reg AB         (i) All parties to the PSA (as to themselves), (ii) the
                                                             Servicer and Trustee as to the issuing entity, (iii)
                                                             the Seller as to the sponsor, any 1106(b) originator,
                                                             any 1100(d)(1) party
----------------------------------------------------------------------------------------------------------------------
Additional Item:  Disclosure per Item 1119 of Reg AB         (i) All parties to the Pooling and Servicing Agreement
                                                             as to themselves, (ii) the Seller as to he sponsor,
                                                             originator, significant obligor, enhancement or support
                                                             provider
----------------------------------------------------------------------------------------------------------------------
Additional Item:  Disclosure per Item 1112(b) of Reg AB      Seller / Servicer
----------------------------------------------------------------------------------------------------------------------
Additional Item:  Disclosure per Items 1114(b)(2) and        As to information required pursuant to Item 1114(b)(2),
1115(b) of Reg AB                                            Seller and, as to information required pursuant to Item
                                                             1115(b), Trustee
----------------------------------------------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments                           Seller
----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT G-3

                               Form 8-K Disclosure

-------------------------------------------------------------------------------------------------------------
                   ITEM ON FORM 8-K                                       PARTY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------

Item 1.01:  Entry into a Material Definitive Agreement   All parties
-------------------------------------------------------------------------------------------------------------
Item 1.02:  Termination of a Material Definitive         All parties
Agreement
-------------------------------------------------------------------------------------------------------------
Item 1.03:  Bankruptcy or Receivership                   Seller
-------------------------------------------------------------------------------------------------------------
Item 2.04:  Triggering Events that Accelerate or         Seller
Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement
-------------------------------------------------------------------------------------------------------------
Item 3.03:  Material Modification to Rights of           Trustee
Security Holders
-------------------------------------------------------------------------------------------------------------
Item 5.03:  Amendments of Articles of Incorporation or   Seller
Bylaws; Change of Fiscal Year
-------------------------------------------------------------------------------------------------------------
Item 6.01:  ABS Informational and Computational          Seller
Material
-------------------------------------------------------------------------------------------------------------
Item 6.02:  Change of Servicer or Securities             Servicer and Trustee
Administrator
-------------------------------------------------------------------------------------------------------------
Item 6.03:  Change in Credit Enhancement or External     As to material enhancement of support specified in
Support                                                  Item 1114(a)(1) through (3), Seller/Trustee and,
                                                         as to material enhancement or support specified in
                                                         Item 1115, Trustee
-------------------------------------------------------------------------------------------------------------
Item 6.04:  Failure to Make a Required Distribution      Trustee
-------------------------------------------------------------------------------------------------------------
Item 6.05:  Securities Act Updating Disclosure           Seller
-------------------------------------------------------------------------------------------------------------
Item 7.01:  Reg FD Disclosure                            Seller
-------------------------------------------------------------------------------------------------------------
Item 8.01                                                Seller
-------------------------------------------------------------------------------------------------------------
Item 9.01                                                Seller
-------------------------------------------------------------------------------------------------------------